Exhibit 99.1

Mack-Cali Realty Corporation
Supplemental Operating and Financial Data

4Q 2016

MACK-CALI®
Realty Corporation

INDEX

PAGE(S)

Company Today	3-4

Focus List	5 - 6

NYC and NJ Waterfront Synergy	7

Economic Incentives and Programs	8 - 9

Spotlight on:

Results	10 - 13

Leasing	14 - 21

Earnings	22 - 32

Financials	33 - 35

Portfolio	36 - 37

Details on:

Leasing	38 - 43

Earnings	44

Financials	45 - 49

Portfolio	50 - 56

Company Information	57 - 58

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

REIT publicly traded on NYSE (“CLI”)

Substantial development opportunities for multi-family

Apartment platform managed by Roseland Residential Trust (“RRT”)

	4Q 2016	3Q 2016

Market capitalization:	$5.3 billion	$5.2 billion

Square feet of office space:	21.0 million	23.4 million

% leased for Core/Waterfront/Flex:	90.6%	90.3%

GAAP rental rate roll-up	12.0%	9.1%

Operating multi-family units:	5,614	5,214

% leased for stabilized multi-family:	96.3%	97.7%

Sr. unsecured debt ratings:

(S&P/Moody’s/Fitch)	BBB-/Baa3/BB+	BBB-/Baa3/BB+

101 Wood Avenue South, Iselin, NJ (Acquired June 2016)	Portside at East Pier, East Boston, MA (Full interest acquired April 2016)

The Chase at Overlook Ridge, Malden, MA (Full interest acquired January 2016)	111 River Street, Hoboken, NJ (Acquired July 2016)

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

HYATT REGENCY JERSEY CITY ON THE HUDSON
WORLD TRADE CENTER PATH
HARBORSIDE 5
HARBORSIDE 2 AND 3
HARBORSIDE 6 DEVELOPMENT
THE FULTON CENTER
HARBORSIDE 1
EXCHANGE PLACE PATH
HARBORSIDE TOWER DEVELOPMENT
101 HUDSON STREET
NY WATERWAY
LEGEND
Mack-Cali
Roseland
Future development
Transportation
JERSEY CITY URBY AT HARBORSIDE
HARBORSIDE 8 AND 9 DEVELOPMENT
M2 AT MARBELLA
MARBELLA
MONACO
(NOT SHOWN 111 RIVER STREET, HOBOKEN, NJ)

MACK-CALI'S JERSEY CITY WATERFRONT PROPERTY HOLDINGS

HARBORSIDE
BY MACK-CALI

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

2017 & 2018 Objectives

Completed/Underway (Generated Significant Increased Cash Flow)

1.                          Staffing levels — reduced by 125 positions or $15M, hiring freeze in place, expect further reductions if more sales completed

2.                          Cost of operations — reduced by $10M, with continued focus on expenses

3.                          Continued expense reductions as we reduce the size of the office platform (underway)

4.                          Expect continued margin improvement (currently approx. 60%, up from 54% two years ago) with increased rental rates and occupancy in core markets and reduced costs

5.                          Refinance debt for savings — new 5-year unsecured term loan for $350M at 3.13% in Jan 2016.  $250M secured financing at 3.197%.  Bought back $250M of 7.75% bonds due August of 2019 and repaid $300M mortgage debt with interest rates ranging from LIBOR+1.75 to 11.3 percent.  $925M unsecured credit facilities signed in Jan. 2017

6.                          Increase occupancy — 90.6% at 12/31/16, met our objective of 90% leased by year end. Was 90.3% at 9/30/16; 89.1% at 12/31/15; 84.2% at 12/31/14

7.                          Planned dispositions — $745M closed in 2016 & early 2017; $600M for remainder of 2017

Next 12 — 24 Months (Balance Sheet / Capital Expenditures / Long-term Cash Flow)

8.                          Exited NYC, DC, and certain NJ suburban markets, focus on our key markets Waterfront, Short Hill, Metropark, Parsippany and Monmouth

9.                          Funding and growth of the Roseland operations — Rockpoint Capital LLC to invest $300M as development capital

24 Months (Long-term Strategy Execution)

10.                   Reposition assets to class A quality — six major capital investment programs currently in place. Totally renovate Plaza I - Harborside in Jersey City

11.                   New capital investment — we look for 6% initial yield and 11% IRR on new investments. Purchased 101 Wood Avenue in Iselin, NJ and 111 River Street in Hoboken, NJ; Closing in 2017: Red Bank, Short Hills, Madison and Jersey City purchases

12.                   Quality of earnings will continue to improve as the portfolio is increasingly comprised of high quality Hudson River waterfront and transit oriented office properties and best in class luxury multi-family properties in those same markets. We project to be in the top 20% of REITs for FFO and AFFO growth

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Significant progress made on 2017 expirations during 2016:

•                  Remaining 2017 expirations aggregate 2.1 million square feet (net of 512,000 square feet in properties we plan to sell/repurpose):

Represent 11.2% of our Core/Waterfront/Flex portfolio;

699,398 SF remaining on Waterfront, with a growing backlog of tenant demand;

639,154 SF in Flex space, with historically high retention and occupancy rates; and

793,718 SF in Core suburban properties, represents a manageable 8.9% of Core suburban portfolio

•                  2017 expirations were reduced by one million square feet during 2016 and can be reduced by an additional 300,000 square feet from additional assets sales in 2017.

•                  Reduction was achieved through both focused leasing efforts and disposition of non-core assets.

•                  One million square feet do not expire until the fourth quarter.

•                  Space leased at year-end 2016 is 90.6%; at that level will backfill any vacant space quickly.

•                  Moving forward, our goal in re-shaping the portfolio through sales, strategic acquisitions and selective leasing is to generate longer leases with less costs per square-foot per year and a more manageable lease expiration schedule of no more than 12% each year.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Deloitte.

NJ: Harborside Plaza X

NYC: 30 Rockefeller Plaza

IPG

NJ: 10 Exchange Place

NYC: 100 West 33rd Street,
909 Third Avenue,
250 Hudson Street

Omnicom *

NJ: Harborside Plaza 2

NYC: 220 East 42nd St., 1 Hudson,
488 Madison Ave., 200 Varick,
195 Broadway

Santander

NJ: 545 Washington Blvd

NYC: 200 Liberty Street

TORY BURCH

NJ: 499 Washington Blvd

NYC: 350 Hudson Street,
11 West 19th Street

EY Building a better working world

NJ: 121 River Street

NYC: 5 Times Square

RBC

NJ: 30 Hudson Street

NYC: 1 Liberty Plaza,
200 Vesey Street

Bank of Tokyo-Mitsubishi UFJ *

NJ: Harborside Plaza 3

NYC: 1251 and 1221 AofA

BROWN BROTHERS HARRIMAN *

NJ: Harborside Plaza 5

NYC: 140 Broadway

BMO Bank of Montreal

NJ: Harborside Plaza X

NYC: 3 Times Square

KOMAR

NJ: 90 Hudson Street

NYC: 16 East 34th Street

AMERICAN EXPRESS TRAVEL

NJ: 101 Hudson Street

NYC: 125 Park Avenue

amazon

NJ: 10 Exchange Place

NYC: 7 W34th

Hardesty & Hanover engineering that moves you

NJ: 5 Marine View Plaza

NYC: 1501 Broadway

NICE

NJ: 221 River Street

NYC: 1359 Broadway

HSBC

NJ: 545 Washington Blvd.

NYC: 452 Fifth Ave,
330 Madison Ave

NATIXIS GLOBAL ASSET MANAGEMENT

NJ: Harborside Plaza 5

NYC: 1251 AofA

Jefferies *

NJ: 101 Hudson Street

NYC: 520 Madison Ave

McKinsey&Company *

NJ: Harborside Plaza 5

NYC: 55 E52nd Street, 245 Park
Avenue, 711 Third Ave

Federal Home Loan Bank of New York

NJ: 30 Montgomery Street

NYC: 101 Park Avenue

*CLI tenants

Source: CBRE Market and Asset Discussion January 27, 2017.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

The State of New Jersey currently offers a compelling incentive program to attract and retain businesses in the State through its “Grow New Jersey” program.  Below is a program summary and example of an incentive calculation.

Grow NJ

•                              Provides job-based tax credits for job creation and retention

•                              Tax credits of $5,000 to $9,750 per job/per year, for up to 10 years for new jobs to the state

•                              Limited to specific “Qualified Incentive Areas”

•                  Urban Transit Hub municipalities (“UTH”)

•                  ‘Mega projects’—logistics, manufacturing, energy, defense, or maritime businesses in a port district

•                  Distressed municipalities

•                  Projects in other priority areas

•                              Eligibility:

•                  Minimum 35 new jobs and/or 50 retained jobs for most commercial projects

Example — New Tenant to Jersey City

•              New jobs at a 6 employees (EEs) per 1,000sf density

# of		Starting	Base
New EEs	SF	Rental Rate	Rent/yr
	60,000	$40/sf	$2,400,000
360			(2,880,000)
	Effective rent after incentive		(480,000)

Base award (UTH)	$5,000
Bonuses
Within 0.5 miles of transit station	$2,000
251-400 jobs	500
Targeted Industry	500
	$8,000	per job/per year
	or
	$2,880,000	per year

•                  If occupancy is higher than 6 EEs per 1,000 sf, the tenant receives the further benefit, which adds to their NOI

•                  Award based on targeted industry

•                  Tenant must commit to 1.5 years of term to qualify for 1 year of benefit

•                  Urban Transit Hub location

•                  Doesn’t include increases in fixed rent or additional rent payable under the lease

•                  Retention benefit could be substantially less than as illustrated

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Tenants Taking Advantage of NJ Incentives

Company	Size (SF)	Address	Number of Employees	Incentive (Millions)
JP Morgan Chase (Purchase)	1,098,265	575 Washington Street	3,612	$224.9
JP Morgan Chase	305,069	545 Washington Street	2,150	$187.8
RBC	206,861	30 Hudson Street	900	$78.7
WeWork (Joint Venture)	75,000	1 Journal Square	723	$59.0
Ernst & Young	168,165	121 River Street	430	$39.8
Omnicom Group*	79,771	Harborside Plaza 2	493	$39.4
Charles Komar	159,141	90 Hudson Street	480	$37.2
New York Life	114,691	30 Hudson Street	625	$33.8
Fidessa Corporation	51,824	70 Hudson Street	340	$30.0
Zurich Insurance *	64,413	Harborside Plaza 2	314	$28.2
Forbes Media	93,000	499 Washington Blvd.	350	$27.1
Newell Rubbermaid	99,975	221 River Street	300	$27.0
Thomas Reuters	71,224	121 River Street	450	$26.0

*CLI tenants

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Results

Operating Highlights

Net income available to common shareholders for the quarter ended December 31, 2016 amounted to $15.2 million, or $0.17 per share, as compared to a net loss of $31.7 million, or $0.35 per share, for the quarter ended December 31, 2015.  For the year ended December 31, 2016, net income available to common shareholders equaled $117.2 million, or $1.30 per share, as compared to a net loss of $125.8 million, or $1.41 per share, for full year 2015.

Funds from operations (FFO) for the quarter ended December 31, 2016 amounted to $32.8 million, or $0.33 per share, as compared to $46.9 million, or $0.47 per share, for the quarter ended December 31, 2015.  For the year ended December 31, 2016, FFO equaled $205 million, or $2.04 per share, as compared to $188.1 million, or $1.88 per share, for full year 2015.

For the fourth quarter 2016, Core FFO was $0.56 per share after adjusting for certain items, primarily a $23.7 million loss from extinguishment of debt.  The quarter’s Core FFO per share of $0.56 increased 19.1 percent from the same quarter last year primarily due to increased base rents in 2016.

Mack-Cali’s consolidated Core, Waterfront and Flex properties were 90.6 percent leased at December 31, 2016, as compared to 90.3 percent leased at September 30, 2016 and 89.1 percent leased at December 31, 2015.

For the quarter ended December 31, 2016, the Company executed 55 leases at its consolidated in-service commercial portfolio totaling 320,605 square feet. Of these totals, 45 percent were for new leases and 55 percent were for lease renewals and other tenant retention transactions.  For the year ended December 31, 2016, the Company executed 273 lease transactions totaling 2,769,608 square feet.  Of these totals, 35 percent were for new leases and 65 percent were for renewals and other tenant retention transactions.  Rental rate roll up for fourth quarter 2016 transactions in the Company’s Core, Waterfront and Flex properties was 3.5 percent on a cash basis and 12.2 percent on a GAAP basis.  Rental rate roll up for all 2016 transactions in the Company’s Core, Waterfront and Flex properties was 10.9 percent on a cash basis and 20 percent on a GAAP basis.

All per share amounts presented above are on a diluted basis.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Results

Rental Property Acquisitions

For the year ended December 31, 2016

				Rentable
Acquisition			# of	Square	Purchase
Date	Property/Address	Location	Buildings	Feet	Price
04/04/16	11 Martine Avenue (a)	White Plains, New York	1	82,000	$10,750
04/07/16	320, 321 University Avenue (b)	Newark, New Jersey	2	147,406	23,000
06/02/16	101 Wood Avenue South (c)	Iselin, New Jersey	1	262,841	82,300
07/01/16	111 River Street (c)	Hoboken, New Jersey	1	566,215	235,000	(d)

Total Acquisitions:			5	1,058,462	$351,050

(a)

Acquisition represented four units of condominium interests which collectively comprise floors 2 through 5. Upon completion of the acquisition, the Company owns the entire 14-story 262,000 square-foot building. The acquisition was funded using available cash.

(b)	This acquisition was funded through borrowings under the Company’s unsecured revolving credit facility.
(c)	This acquisition was funded using available cash and through borrowings under the Company’s unsecured revolving credit facility.
(d)	The Company paid $210.8 million at closing, net of purchase credits.

Thus far in 2017, the Company acquired or contracted to acquire nine office properties totaling approximately 1.4 million square feet located in Red Bank, Short Hills and Madison, New Jersey for approximately $394.8 million.

On January 5, 2016, the Company, which held a 50 percent subordinated joint venture interest in the unconsolidated Overlook Ridge Apartment Investors LLC, 371-unit multi-family operating property located in Malden, Massachusetts, acquired the remaining interest for $39.8 million in cash plus the assumption of a first mortgage loan secured by the property with a principal balance of $52.7 million.  The cash portion of the acquisition was funded primarily through borrowings under the Company’s unsecured revolving credit facility.

On April 1, 2016, the Company, which held a 38.25 percent subordinated joint venture interest in the unconsolidated Portside Apartment Developers, LLC, a joint venture which owns a 175-unit operating multi-family property located in East Boston, Massachusetts, acquired the remaining interests of its joint venture partners for $39.6 million in cash plus the assumption of a first mortgage loan secured by the property with a principal balance of $42.5 million and interest at LIBOR plus 215 basis points, with a floor of 275 basis points, maturing in December 2017.  The cash portion of the acquisition was funded primarily through borrowings under the Company’s unsecured revolving credit facility.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Results

Rental Property Sales/Dispositions

(dollars in thousands)

The Company disposed of approximately $690 million of assets in 2016. Thus far in 2017, the Company sold or contracted to sell nine office properties for $54 million.

For the year ended December 31, 2016

Sale			Realized
Date	Property/Address	Location	Gain (loss)
03/11/16	2 Independence Way	Princeton, New Jersey	$(164)
03/24/16	1201 Connecticut Avenue, NW	Washington, D.C.	58,764
04/26/16	125 Broad Street	New York, New York	(7,860)
05/09/16	9200 Edmonston Road	Greenbelt, Maryland	246
05/18/16	1400 L Street	Washington, D.C.	38,346
07/14/16	600 Parsippany Road	Parsippany, New Jersey	4,590
07/14/16	4, 5, 6 Century Drive	Parsippany, New Jersey	(2,775)
08/11/16	Andover Place	Andover, Massachusetts	2,713
09/26/16	222, 223 Mount Airy Road	Basking Ridge, New Jersey	(222)
09/27/16	10 Mountainview Road	Upper Saddle River, New Jersey	(581)
11/07/16	100 Willowbrook, 2, 3, 4 Paragon	Freehold, New Jersey	(4,743)
12/05/16	4 Becker Farm Road	Roseland, New Jersey	10,399
12/09/16	101, 103, 105 Eisenhower Parkway	Roseland, New Jersey	424
12/22/16	Capital Office Park, Ivy Lane	Greenbelt, Maryland	(18,494)
12/22/16	100 Walnut Avenue	Clark, New Jersey	20,899
12/22/16	20 Commerce Drive	Cranford, New Jersey	15,807
12/29/16	4200 Parliament Place	Lanham, Maryland	(18)
Sub-total			$117,331

Unrealized losses on properties held for sale			(7,665)

Total Gains, net:			$109,666

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Results

Balance Sheet/Capital Markets

As of December 31, 2016, the Company had a debt-to-undepreciated assets ratio of 41.6 percent. The Company had an interest coverage ratio of 3.5 times for the quarter ended December 31, 2016.

In January 2017, the Company closed on senior unsecured credit facilities totaling $925 million with a group of 13 lenders, with Wells Fargo Securities, LLC; J.P. Morgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners; and Capital One, National Association and U.S. Bank National Association as joint lead arrangers.

The credit facilities are comprised of a renewal and extension of the Company’s existing $600 million unsecured revolving facility and a new $325 million unsecured delayed-draw term loan. The $600 million credit facility carries an interest rate equal to LIBOR plus 120 basis points and a facility fee of 25 basis points.  The facility has a term of four years with two six-month extension options.  The new $325 million delayed-draw term loan can be drawn over time within 12 months of closing with no requirement to be drawn in full.  The loan carries an interest rate equal to LIBOR plus 140 basis points and a ticking fee of 25 basis points on any undrawn balance during the first 12 months after closing.  The term loan matures in three years with two one-year extension options.  The interest rate on the revolving credit facility and new term loan and the facility fee on the revolving credit facility are subject to adjustment, on a sliding scale, based upon the Company’s unsecured debt ratings, or at the Company’s option, based on a defined leverage ratio.

The credit facilities also contain accordion features providing for expansion of the facilities up to a total of $1.275 billion.

Also in January 2017, the Company closed on a $100 million mortgage loan, secured by Alterra at Overlook Ridge, its 722 unit multi-family community located in Revere, MA. The mortgage loan carries a fixed interest rate of 3.75 percent per annum and is interest only for its seven year term.

In December 2016, the Company redeemed for cash all $135 million outstanding principal amount of its 7.75 percent Notes due in August 2019. The Notes were redeemed on December 29, 2016. The redemption price for the Notes, including a make-whole premium, was 115.3 percent of the principal amount of the Notes, plus any accrued and unpaid interest.

Also during the fourth quarter 2016, the Company repaid mortgage debt on nine assets aggregating $200 million that carried interest rates ranging from 6.3 percent to 11.3 percent, The Company disposed of two of the assets  and seven became unencumbered.

Pro forma, with the execution of these financing activities, the Company’s $2.4 billion total debt carries a weighted average interest rate of 3.8 percent. Additionally, with remaining maturities of up to 12 years, the weighted average maturity of its indebtedness is now 4.4 years.

Dividends

In December, the Company’s Board of Directors declared a cash dividend of $0.15 per common share (indicating an annual rate of $0.60 per common share) for the fourth quarter 2016, which was paid on January 13, 2017 to shareholders of record as of January 5, 2017.  The Company’s Core FFO dividend payout ratio for the quarter was 26.9 percent.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Leasing - Quarter in Review

Consolidated Commercial Leasing Summary

The Company had another successful year of leasing with solid activity in the Core, Waterfront and Flex portfolios.

Portfolio Summary

	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
Number of buildings	190	207	212	215	217
Total square feet	20,951,376	23,355,409	23,463,605	23,974,930	24,211,880
Square feet leased	18,756,661	20,473,696	20,342,158	20,910,999	20,865,233
Square feet vacant	2,194,715	2,881,713	3,121,447	3,063,931	3,346,647
Number of tenants	1,253	1,490	1,542	1,588	1,611

Summary of Leasing Transaction Activity

For the three months ended December 31, 2016

See detail on pages 34-35

							Wtd.	Wtd. Avg.
							Avg.	Costs Per
	Number of	Total	Sq. Ft.	Sq. Ft. Renewed	Average	Weighted Avg.	Base	Sq. Ft.
	Transactions	Sq. Ft.	New Leases	and Other Retained	Sq. Ft.	Term (Yrs)	Rent	Per Year

Core	22	122,851	39,432	83,419	5,584	7.4	$32.74	$2.93
Waterfront	5	31,355	31,355	—	6,271	6.9	45.92	5.92
Flex	18	120,447	72,563	47,884	2,660	5.5	18.00	3.57

Sub-Total	45	274,653	143,350	131,303	6,103	6.5	27.78	3.55
Non-Core	10	45,952	1,021	44,931	4,493	4.3	25.50	4.98

TOTALS	55	320,605	144,371	176,234	3,204	6.2	$27.45	$3.91

For the year ended December 31, 2016

See detail on pages 38-39

							Wtd.	Wtd. Avg.
							Avg.	Costs Per
	Number of	Total	Sq. Ft.	Sq. Ft. Renewed	Average	Weighted Avg.	Base	Sq. Ft.
	Transactions	Sq. Ft.	New Leases	and Other Retained	Sq. Ft.	Term (Yrs)	Rent	Per Year

Core	106	900,151	229,105	671,046	8,492	6.0	$29.18	$4.18
Waterfront	19	861,228	331,319	529,909	45,328	10.1	40.23	6.78
Flex	84	668,529	265,245	403,284	7,959	4.7	17.35	2.86

Sub-Total	209	2,429,908	825,669	1,604,239	11,626	7.1	29.84	4.80
Non-Core	64	339,700	148,420	191,280	5,308	4.8	23.76	4.49

TOTALS	273	2,769,608	974,089	1,795,519	10,145	6.8	$29.10	$5.21

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Leasing - Quarter in Review

Consolidated Commercial Leasing Summary (continued)

For the three months ended December 31, 2016

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	9.8%	10	—	5	15
Renew/Other Retained	13.3%	28	1	—	29

TOTAL	12.0%	38	1	5	44

For the year ended December 31, 2016

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	9.0%	34	—	8	42
Renew/Other Retained	19.6%	143	5	14	162

TOTAL	18.3%	177	5	22	204

Core, Waterfront and Flex Properties

For the three months ended December 31, 2016

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	9.5%	9	—	5	14
Renew/Other Retained	14.3%	22	—	—	22

TOTAL	12.2%	31	—	5	36

For the year ended December 31, 2016

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	11.7%	28	—	7	35
Renew/Other Retained	20.9%	114	3	7	124

TOTAL	20.0%	142	3	14	159

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Leasing - Rollforwards

(for the three months ended December 31, 2016)

Leasing Activity

See detail on pages 32-33

Significant strides in disposition of non-core assets produced a 190-basis-point gain in space leased during the fourth quarter.

			Sq. Ft.		Inventory	Leased Sq. Ft.			Net		Sq. Ft.
	Pct. Leased	Inventory	Leased		Acquired/Disposed	Acquired/Disposed	Expiring/	Incoming	Leasing	Inventory	Leased	Pct. Leased
	09/30/16	09/30/16	09/30/16		or Reclassed	or Reclassed	Adj. Sq. Ft.	Sq. Ft.	Activity	12/31/16	12/31/16	12/31/16

Core	86.7%	9,663,946	8,380,026		(770,094)	(641,294)	(123,413)	122,851	(562)	8,893,852	7,738,170	87.0%
Waterfront	94.6%	4,884,193	4,620,324	`	—	—	(42,753)	31,355	(11,398)	4,884,193	4,608,926	94.4%
Flex	92.9%	5,216,213	4,844,377	`	6,965	—	(108,928)	120,447	11,519	5,223,178	4,855,896	93.1	%*

Sub-Total	90.3%	19,764,352	17,844,727		(763,129)	(641,294)	(275,094)	274,653	(441)	19,001,223	17,202,992	90.6	%*
Non-Core	73.2%	3,591,057	2,628,969		(1,640,904)	(1,063,591)	(57,661)	45,952	(11,709)	1,950,153	1,553,669	79.7%

Totals	87.7%	23,355,409	20,473,696		(2,404,033)	(1,704,885)	(332,755)	320,605	(12,150)	20,951,376	18,756,661	89.6	%*

Percentage Leased

	Pct. Leased	Impact of	Impact of	Pct. Leased
	09/30/16	Portfolio Changes	Leasing Activity	12/31/16

Core	86.7%	—	—	87.0%
Waterfront	94.6%	—	—	94.4%
Flex	92.9%	—	—	93.1%

Sub-Total	90.3%	—	—	90.6%
Non-Core	73.2%	5.1%	(0.3)%	79.7%

Totals	87.7%	1.9%	—	89.6%

“Core”	Long-term hold office properties (excluding Waterfront locations)
“Waterfront”	Office assets located on NJ Hudson River waterfront
“Flex”	Non-office commercial assets, primarily office/flex properties
“Non-Core”	Properties designated for eventual sale/disposition or repositioning
*	Excludes 6,965 square feet of retail space placed in service in 4th quarter 2016 and currently in lease-up.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Leasing - Expirations by Type

The following table sets forth a schedule of lease expirations for all consolidated properties beginning January 1, 2017, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2017
Core	122	793,718	4.3	21,004,678	26.46	4.6
Waterfront	25	699,398	3.8	25,867,076	36.98	5.7
Flex	82	639,154	3.5	9,031,334	14.13	2.0
Sub-Total	229	2,132,270	11.6	55,903,088	26.22	12.3
Non-Core	43	512,244	2.8	12,918,022	25.22	2.9
TOTAL — 2017	272	2,644,514	14.4	68,821,110	26.02	15.2

2018
Core	106	742,554	4.0	20,335,620	27.39	4.5
Waterfront	16	608,014	3.3	22,055,114	36.27	4.9
Flex	101	1,143,867	6.2	15,007,835	13.12	3.3
Sub-Total	223	2,494,435	13.5	57,398,569	23.01	12.7
Non-Core	35	269,676	1.5	6,885,675	25.53	1.5
TOTAL — 2018	258	2,764,111	15.0	64,284,244	23.26	14.2

2019
Core	112	1,108,781	6.0	29,525,388	26.63	6.5
Waterfront	12	197,972	1.1	6,391,332	32.28	1.4
Flex	74	942,109	5.1	13,049,496	13.85	2.9
Sub-Total	198	2,248,862	12.2	48,966,216	21.77	10.8
Non-Core	30	149,885	0.8	3,574,261	23.85	0.8
TOTAL — 2019	228	2,398,747	13.0	52,540,477	21.90	11.6

2020
Core	109	963,504	5.1	23,853,137	24.76	5.2
Waterfront	8	70,779	0.4	2,517,518	35.57	0.5
Flex	53	431,851	2.4	5,717,423	13.24	1.3
Sub-Total	170	1,466,134	7.9	32,088,078	21.89	7.0
Non-Core	26	212,879	1.2	5,662,688	26.60	1.3
TOTAL — 2020	196	1,679,013	9.1	37,750,766	22.48	8.3

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Leasing - Expirations by Type (continued)

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2021
Core	63	408,135	2.2	10,911,849	26.74	2.4
Waterfront	17	387,675	2.1	13,555,112	34.97	3.0
Flex	51	491,264	2.7	6,375,777	12.98	1.4
Sub-Total	131	1,287,074	7.0	30,842,738	23.96	6.8
Non-Core	17	105,068	0.6	2,455,932	23.37	0.5
TOTAL — 2021	148	1,392,142	7.6	33,298,670	23.92	7.3

2022
Core	61	499,066	2.6	13,400,876	26.85	3.1
Waterfront	11	252,201	1.4	7,817,279	31.00	1.7
Flex	32	273,764	1.5	3,793,583	13.86	0.9
Sub-Total	104	1,025,031	5.5	25,011,738	24.40	5.7
Non-Core	14	159,615	0.9	3,967,294	24.86	0.7
TOTAL — 2022	118	1,184,646	6.4	28,979,032	24.46	6.4

2023
Core	53	883,487	4.8	20,325,060	23.01	4.5
Waterfront	9	329,554	1.8	10,559,632	32.04	2.3
Flex	16	244,842	1.3	3,590,009	14.66	0.8
Sub-Total	78	1,457,883	7.9	34,474,701	23.65	7.6
Non-Core	4	84,636	0.5	1,926,439	22.76	0.4
TOTAL — 2023	82	1,542,519	8.4	36,401,140	23.60	8.0

2024
Core	33	655,254	3.6	16,890,965	25.78	3.8
Waterfront	7	168,810	0.9	5,993,971	35.51	1.3
Flex	21	269,628	1.5	4,048,021	15.01	0.9
Sub-Total	61	1,093,692	6.0	26,932,957	24.63	6.0
Non-Core	1	3,401	(d)	85,025	25.00	(d)
TOTAL — 2024	62	1,097,093	6.0	27,017,982	24.63	6.0

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Leasing - Expirations by Type (continued)

				Percentage of Total			Average Annualized Base
		Net Rentable Area		Leased Square Feet		Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by		Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)		Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2025
Core	13	334,187		1.9		8,238,338	24.65	1.8
Waterfront	5	98,748		0.5		3,130,374	31.70	0.7
Flex	15	225,070		1.2		2,935,942	13.04	0.7
Sub-Total	33	658,005		3.6		14,304,654	21.74	3.2
Non-Core	—	—		—		—	—	—
TOTAL — 2025	33	658,005		3.6		14,304,654	21.74	3.2

2026
Core	21	389,860		2.1		11,284,499	28.95	2.5
Waterfront	10	257,653		1.4		8,779,328	34.07	1.9
Flex	10	83,616		0.5		1,249,199	14.94	0.3
Sub-Total	41	731,129		4.0		21,313,026	29.15	4.7
Non-Core	1	5,848			(d)	128,656	22.00		(d)
TOTAL — 2026	42	736,977		4.0		21,441,682	29.09	4.7

2027
Core	9	374,639		2.1		9,185,763	24.52	2.0
Waterfront	13	566,711		3.1		15,403,916	27.18	3.4
Flex	7	43,347		0.2		966,031	22.29	0.2
Sub-Total	29	984,697		5.4		25,555,710	25.95	5.6
Non-Core	1	26,315		0.1		526,300	20.00	0.1
TOTAL — 2027	30	1,011,012		5.5		26,082,010	25.80	5.7

2028 and thereafter
Core	9	386,034		2.1		9,358,317	24.24	2.1
Waterfront	10	867,927		4.7		32,399,734	37.33	7.1
Flex	2	35,260		0.2		650,076	18.44	0.1
Sub-Total	21	1,289,221		7.0		42,408,127	32.89	9.3
Non-Core	1	9,300			(d)	330,150	35.50	0.1
TOTAL — 2028 and thereafter	22	1,298,521		7.0		42,738,277	32.91	9.4

Totals/Weighted Average	1,491	18,407,300	(c)	100.0		453,660,044	24.65	100.0

Totals/Weighted Average by type, along with footnotes, on following page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Leasing - Expirations by Type (continued)

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

TOTALS BY TYPE
Core	711	7,539,219	41.0	194,314,490	25.77	42.8
Waterfront	143	4,505,442	24.5	154,470,386	34.29	34.0
Flex	464	4,823,772	26.2	66,414,726	13.77	14.6
Sub-Total	1,318	16,868,433	91.7	415,199,602	24.61	91.4
Non-Core	173	1,538,867	8.3	38,460,442	24.99	8.6
Totals/Weighted Average	1,491	18,407,300	100.0	453,660,044	24.65	100.0

(a)

Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

(b)

Annualized base rental revenue is based on actual December 2016 billings times 12. For leases whose rent commences after January 1, 2017 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)	Includes leases expiring December 31, 2016 aggregating 151,655 square feet and representing annualized rent of $2,630,824 for which no new leases were signed.
(d)	Represents 0.05% or less.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Leasing - Rental Rate Effects

The following schedule sets forth the percentage change in GAAP rent for transactions signed within the period.  Transactions signed for space which has been vacant for longer than 12 months are excluded.

	Transaction Type	1st Qtr ‘16	2nd Qtr ‘16	3rd Qtr ‘16	4th Qtr ‘16	Full Year 2016

Core
	New	2.7%	6.9%	10.0%	9.2%	5.3%
	Renew/Other Retained	7.7%	9.7%	7.9%	15.7%	9.5%

	Weighted Average	7.0%	9.7%	8.0%	15.5%	9.4%

Waterfront
	New	N/A	23.3%	N/A	10.0%	10.8%
	Renew/Other Retained	26.7%	70.6%	N/A	N/A	39.7%

	Weighted Average	26.7%	69.8%	N/A	10.0%	37.4%

Flex
	New	32.9%	9.1%	18.0%	8.9%	13.2%
	Renew/Other Retained	12.9%	6.7%	10.1%	9.6%	9.9%

	Weighted Average	14.9%	7.4%	12.0%	9.2%	10.9%

Sub-Total
	New	9.7%	9.9%	17.0%	9.5%	11.7%
	Renew/Other Retained	19.9%	32.1%	8.6%	14.3%	20.9%

	Weighted Average	19.4%	30.5%	9.3%	12.2%	20.0%

Non-Core
	New	10.3%	(14.1)%	7.0%	41.7%	(1.7)%
	Renew/Other Retained	3.9%	3.8%	5.4%	10.1%	5.5%

	Weighted Average	4.3%	(1.6)%	5.6%	10.7%	3.9%

TOTAL
	New	9.7%	2.2%	16.2%	9.8%	9.0%
	Renew/Other Retained	18.9%	29.9%	8.3%	13.3%	19.6%

	Weighted Average	18.4%	27.3%	9.1%	12.0%	18.3%

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Earnings - FFO, Core FFO & AFFO

(in thousands, except per share/unit amounts) (unaudited)

Core FFO per share for 4Q-16 was $0.56 an increase of $0.09 per share over 4Q-15. Rental rate increases boosted current quarter results and projects to provide growth into 2017.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss) available to common shareholders	$15,181	$(31,718)	$117,224	$(125,752)
Add (deduct): Noncontrolling interest in Operating Partnership	1,774	(3,795)	13,721	(15,256)
Real estate-related depreciation and amortization on continuing operations (a)	56,874	48,707	204,746	190,875
Impairments	—	33,743	—	197,919
Gain on change of control of interests	—	—	(15,347)	—
Realized (gains) losses and unrealized losses on disposition of rental property, net	(41,002)	—	(109,666)	(53,261)
Gain on sale of investment in unconsolidated joint venture	—	—	(5,670)	(6,448)
Funds from operations (b)	$32,827	$46,937	$205,008	$188,077

Add:
Acquisition-related costs	$26	$1,449	$2,880	$1,560
Dead deal costs	282	—	1,073	—
Severance/separation costs	—	—	0	2,000
Mark-to-market interest rate swap	(631)	—	(631)	—
Deduct:
Net real estate tax appeal proceeds	(71)	(808)	(817)	(5,000)
Equity in earnings from joint venture refinancing proceeds	—	—	(21,708)	(3,700)
Loss from extinguishment of debt, net	23,658	—	30,540	—
Core FFO	$56,091	$47,578	$216,345	$182,937

Add (Deduct) Non-Cash Items:
Straight-line rent adjustments (c)	$(3,792)	$(3,256)	$(15,123)	$(4,592)
Amortization of market lease intangibles, net (d)	(772)	(35)	(2,260)	(587)
Amortization of stock compensation	1,433	820	6,018	2,616
Non real estate depreciation and amortization	395	232	1,112	954
Amortization of debt discount/(premium) and mark-to-market, net	269	594	1,686	3,386
Amortization of deferred financing costs	999	944	4,582	3,790
Deduct:
Non-incremental revenue generating capital expenditures:
Building improvements	(8,975)	(8,954)	(23,364)	(29,147)
Tenant improvements and leasing commissions (e)	(5,599)	(8,488)	(40,616)	(27,705)
Tenant improvements and leasing commissions on space vacant for more than one year	(14,522)	(10,928)	(64,909)	(35,727)
Adjusted FFO (b)	$25,527	$18,507	$83,471 (j)	$95,925

Core FFO (calculated above)	$56,091	$47,578	$216,345	$182,937
Deduct:
Equity in earnings (loss) of unconsolidated joint ventures, net (i)	$834	$449	$2,920	$3,172
Equity in earnings share of depreciation and amortization	(5,269)	(5,818)	(19,217)	(21,647)
Add-back:
Interest expense	22,731	24,374	94,889	103,051
Recurring JV distributions	2,612	2,350	10,501	7,916
Income (loss) in non-controlling interest in consolidated joint ventures	(191)	(462)	(651)	(1,044)
EBITDA	$76,808	$68,471	$304,787	$274,385

Net debt at period end (g)	$2,308,398	$2,117,843	$2,308,398	$2,117,843
Net debt to EBITDA (h)	7.5x	7.7x	7.6x	7.7x

Diluted weighted average shares/units outstanding (f)	100,575	100,180	100,498	100,222

Funds from operations per share-diluted	$0.33	$0.47	$2.04	$1.88
Core Funds from Operations per share/unit-diluted	$0.56	$0.47	$2.15	$1.83
Dividends declared per common share	$0.15	$0.15	$0.60	$0.60

Note:   See footnotes on next page and “Information About FFO, Core FFO and AFFO” on page 48.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Earnings - FFO, Core FFO & AFFO Footnotes

Footnotes to prior page:

(a)

Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interests, of $5,224 and $5,803 for the three months ended December 31, 2016 and 2015, respectively, and $19,174 and $21,431 for the years ended December 31, 2016 and 2015, respectively. Excludes non-real estate-related depreciation and amortization of $315 and $81 for the three months ended December 31, 2016 and 2015, respectively, and $696 and $350 for the years ended December 31, 2016 and 2015, respectively, and depreciation expense allocable to the Company’s noncontrolling interest in consolidated joint ventures of $80 and $151 for the three months ended December 31, 2016 and 2015, respectively, and $416 and $604 for the years ended December 31, 2016 and 2015, respectively.

(b)

Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” on page 44.

(c)

Includes the Company’s share from unconsolidated joint ventures of $280 and $585 for the three months ended December 31, 2016 and 2015, respectively, and $791 and $1,261 for the years ended December 31, 2016 an 2015, respectively.

(d)

Includes the Company’s share from unconsolidated joint ventures of $96 and $95 for the three months ended December 31, 2016 and 2015, respectively, and $381 and $429 for the years ended December 31, 2016 an 2015, respectively.

(e)	Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year.
(f)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,490 and 10,705 shares for the three months ended December 31, 2016 and 2015, respectively, and 10,499 and 10,931 shares for the years ended December 31, 2016 and 2015, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(g)

Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents, all at period end.

(h)	Equals Net Debt at period end divided by EBITDA (for quarter periods, EBIDTA annualized multiplying quarter amounts by 4).
(i)

Excludes the Company’s share from non-recurring joint venture loan refinance proceeds from unconsolidated joint ventures of $21,708 and $3,700 for the year ended December 31, 2016 and 2015, respectively.

(j)

In its Supplemental Operating and Financial Data furnished for the First Quarter 2016, the Company had presented the Adjusted FFO (AFFO) amounts for the three months ended March 31, 2016 and 2015 of $21,924 and $24,595, respectively, which did not properly reflect the effects of certain non-cash components of AFFO. The amounts presented in this report of $83,471 and $95,925 for the years ended December 31, 2016 and 2015, respectively, include the corrected amounts for the three months ended March 31, 2016 and 2015 of $18,084 and $26,405.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Earnings - AFFO Projected For 2017

($ in Millions)	Projected Full Year 2017
Core FFO Net of Straight Line Rent	$200	—	$215

Add (Deduct) Non-Cash Items
Amortization of market lease intangibles, net	(3)	—	(2)
Amortization of stock compensation	5	—	6
Non real estate depreciation and amortization	1	—	2
Amortization of debt discount/(premium) and mark-to-market, net	2	—	3
Amortization of deferred financing costs	5	—	6

(Deduct)
Building improvements	(10)	—	(15)
Tenant improvements and leasing commissions	(60)	—	(65)
Adjusted FFO	$140	—	$150

Note:

The Company will use its distributable cash flows to fund new capital programs to enhance its assets to produce cash flows in excess of what is currently projected (e.g. completing renovations of Plaza I in Jersey City, retail expansion at Harborside, additions of gyms and new cafes at its high end suburban assets).

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Earnings -NAV

($’s in millions)

As of February 28, 2017

Presented below is a Net Asset Value (NAV) analysis with footnotes. The information set forth below should be read in conjunction with this Fourth Quarter 2016 Supplemental Operating and Financial Data and the Fourth Quarter 2016 Supplemental Operating and Financial Data for Roseland Residential Platform (the “Roseland Supplemental”).

	Rentable Area (MSF) / Apt	Projected 2017	Cap Rate Range		Value Range
	Units	NOI (1)	Low	High	Low	High
Commercial
NJ Waterfront	4.884	$109.0	5.25%	5.75%	$1,896	$2,076
Flex and office included in Flex parks	5.716	51.5	6.25%	6.75%	763	824
Core Urban Suburban	1.992	30.5	6.00%	6.50%	469	508
Core Suburban	4.355	52.6	7.50%	8.00%	658	701
2017 Disposition Targets	3.541				344	382
Commercial (Hotel / Office) Unconsolidated JV interests (2)					150	160
Land - Harborside Plaza 4, 1.067msf (3)					90	90
Commercial Land, CIP & Other (4)					82	82
Re-positioning Properties (5)					45	45
Total Commercial Share of Portfolio	20.488				$4,497	$4,868

	Units
Multi- Family
Operating Properties
Wholly Owned (6)	2,027		$26.7	4.50%	5.00%	$534	$593
Joint Ventures (6)	1,940					243	268
Subordinated Interests (6)	1,647					49	54
Operating Properties Sub-total						826	915
In Construction Properties
Wholly Owned & Unconsolidated (7)	3,063					484	535
Pre/Future - Development Properties
Wholly Owned & Unconsolidated (8)	10,340					224	248
Fee Income Business / Other (9)						20	20
Total Multi- Family Share of Portfolio	19,017	$				$1,554	$1,718

Total Commercial & Multi-Family Gross Asset Value						$6,051	$6,586
Less:
Market Management Fee (10)			$(15.0)	7.50%	7.50%	(200)	(200)
Total Debt and Other Liabilities
Office / Commercial Share of Consolidated Debt (11)						$(2,017)	$(2,017)
Multi-Family Share of Consolidated Debt (11)						(283)	(283)
Total Debt and Other Liabilities						$(2,300)	$(2,300)
Approximate Net Asset Value range						$3,551	$4,086
Approximate Net Asset Value per share range (100.3MM shares) (12)						$35.31	$40.62

Note:

See footnotes on next page.

Spotlight on Earnings -NAV Footnotes

Footnotes to prior page:

(1) Budgeted 2017 NOI including add-back of excess levels of free rent.

(2) Estimated market values for Hyatt Hotel ($7MM @ 7.0%) less share ($50MM) of debt, Curtis Center ($97MM), Red Bank ($5MM) and 12 Vreeland ($4MM).  For further detail on these ventures, please refer to p. 50.

(3) Land value assumed at $85 PSF based on new building construction proforma with lease rates of $50 PSF.  Asking rents in Plaza 5, adjacent to this site, are mid-$40’s PSF.  For further detail, please refer to p. 52.

(4) Estimated market values for land in Princeton (1.007 MSF), Parsippany (0.274 MSF) and in other land parcels (1.072 MSF), totaling 2.353msf.  Estimated value for Wegman’s Shopping Center Project (0.170msf) $1.8MM NOI capped @ 4.5% and potential additional $0.6MM in ground rent capped @ 5.0%.  Includes $11MM in 1031 proceeds. For further detail, please refer to p. 52.

(5) Cost basis of re-positioning properties: 320-321 University Ave, 1-11 Martine and 3 Sylvan.

(6) For further detail on these projects, please refer to the Roseland supplemental p. 33-36.

(7) For further detail on these projects, please refer to the Roseland supplemental p. 37-40.

(8) Source: Roseland supplemental p. 41 & 42.

(9) Source: Roseland supplemental p.7.

(10) Represents an estimate of the cost for a management fee based on 3.0% percent of revenues, as the NOI presented is before any cost for managing the portfolio.

(11) Source: p. 35; Roseland supplemental p. 29.  Dec. 31, 2016 debt balances pro forma for asset sales, acquisitions, development  and financing activity from Jan 1, 2017 to Feb. 28, 2017.

(12) Source: p. 31.

Definitions:

Net Asset Value (NAV): We consider NAV to be a useful metric for investors to estimate the fair value of the Mack-Cali and Roseland platforms. The metric represents the net projected value of the Company’s interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

Net Operating Income (NOI): Total property revenues less real estate taxes, utilities and operating expenses.

Spotlight on Earnings - Guidance Assumptions

	Current		Previous
	2017 Guidance		2017 Guidance
Core Funds from Operations (FFO) per share	$2.25 to $2.40	Commentary to the 2017 Guidance	$2.25 to $2.40

Metric	Assumptions Range ($’s in millions)
Office Portfolio
Occupancy (% leased)	90.0% to 92.0%	Improving leasing activity and portfolio transformation.	90.0% to 92.0%
Same Store GAAP NOI Growth Post Sale Portfolio	6.0% to 8.0%	Reflects expected same store growth from only the Waterfront, Core and Flex properties remaining after the sale of all Non-Core properties.	6.0% to 8.0%
Same Store Cash NOI Growth Post Sale Portfolio	3.0% to 5.0%		3.0% to 5.0%
Straight-Line Rent Adjustment	$23 to $27	Including approximately $2 million from projected acquisitions.	$25 to $30
Dispositions	$700 to $800	Continue the sale of non-core assets for reinvestment and debt retirement.	$500 to $600
Acquisitions	$400 to $600	Reinvesting proceeds in transit oriented, high-growth markets.	$350 to $400
Base Building CapEx	$10 to $15	Recurring base building capex projects for the overall office/multi-family portfolios.	$20 to $25
Leasing CapEx Run Rate	$60 to $65	Tenant Improvements for new long-term leases ranging from $15 to $90 per sq. ft and from $5 to $40 per sq. ft for renewals, plus market leasing commissions.	$80 to $100

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Earnings - Guidance Assumptions (Continued)

	Current		Previous
	2017 Guidance		2017 Guidance
Metric		Assumptions Range ($’s in millions)
Multi-Family Portfolio
Development (Consolidated)	$130 to $140	Equity capital required based on estimated total on-balance sheet development spending of $420-430MM in 2017, net of construction loans.	$130 to $140
Development (J.V.)	$30 to $40	Equity investment in unconsolidated joint venture development projects during 2017.	$40 to $50
Acquisitions	$145MM in cash equity and $53MM preferred OP units.

Acquiring existing partners’ interest to consolidate ownership in stabilized premier, luxury high-rise community in Jersey City and assume $165MM, 4.19% mortgage. Purchased remaining 50% ownership in existing land joint venture on Waterfront just north of Harborside.

None

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Earnings - Guidance Assumptions (Continued)

	Current		Previous
	2017 Guidance		2017 Guidance
Metric	Assumptions Range ($’s in millions)
Corporate
G&A (Corporate)	$35 to $37	Based on staffing levels and incentive compensation, plans to reduce as we streamline our portfolio.	$35 to $37
G&A (Multi-family subsidiary)	$8 to $10	Based on staffing levels and incentive compensation.	$8 to $10
Interest Expense	$93 to $95	Reduced rates as debt repaid. Higher average debt balances due to Jersey City apartment acquisition and timing of office sales.	$77 to $79
Unsecured Debt Financing	$325	Re-finance the maturing bonds in 4Q-17 with proceeds from new Term Loan. Completed recast of $600MM Unsecured Credit Facility in January 2017.	$250
Secured Debt Financing	$390	Secured by existing properties and projected acquisitions.	$225
Equity Financing	$300	Rockpoint investment in RRT for multi-family development platform.	$150 by 3/31/17

The guidance and representative assumptions on these pages are forward looking statements and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Earnings - 2017 Projected Sources & Uses of Funds

We have multiple options regarding our capital plan.  Below is a summary of the potential sources and uses for 2017.

	Projected
($’s in millions)	Full Year 2017

Sources
Core FFO Net of Straight-Line Rent	$200	—	$215
Office Sales Net Proceeds	700		800
Joint Venture Interest Sale / Capital Distribution	115		125
Roseland Residential Equity Raise Net Proceeds	225		250
O.P. / Unit Equity Raise Net Proceeds	50		55
Office and Multi-Family Secured Debt Raise, Net	220		225
Total Sources	$1,510		$1,670

Uses
Base Bldg CapEx	$10	—	$15
Leasing Costs Run Rate	60		65
Multi-Family Acquisitions Net of Secured Debt	195		200
Office Acquisitions	400		600
Development Spending Net of Secured Debt	130		140
Net Investment in Unconsolidated Joint Ventures	30		40
Dividends / Distributions	60		65
Cash Available for Strategic Plan/ Reduction of Net Debt	625		545
Total Uses	$1,510		$1,670

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Earnings - Our Stats

($’s in thousands, except ratios and per share amounts)

Mack-Cali executed on its strategy to strengthen its balance sheet and improve its key financial ratios in fourth quarter 2016.

From 12/31/15 to 12/31/16: Total Debt/Total Market Cap decreased 3.0 percentage points, from 47.4 percent to 44.4 percent and Interest Coverage increased 0.5x, from 2.8x to 3.3x.  Core FFO per Share increased from $1.83 to $2.15, and the FFO Payout Ratio decreased from 32.9 percent to 27.9 percent.  It was a positive year for Mack-Cali as demonstrated by favorable improvements in many of these key financial metrics.

($’s in thousands, except ratios)	12/31/16	09/30/16	06/30/16	03/31/16	12/31/15

Market Value of Equity (a)	2,928,309	2,747,095	2,725,214	2,410,679	2,394,512
Total Debt, Net	2,340,009	2,455,309	2,256,955	2,269,287	2,154,920
Total Market Capitalization	5,268,318	5,202,404	4,982,169	4,679,966	4,549,432

Total Debt/ Total Market Capitalization	44.42%	47.20%	45.30%	48.47%	47.37%
Total Debt/ Total Book Capitalization	54.46%	55.37%	53.56%	53.67%	53.03%
Total Debt/ Total Undepreciated Assets	41.57%	42.43%	40.26%	40.44%	38.98%
Secured Debt/ Total Undepreciated Assets	15.79%	18.34%	13.72%	13.68%	13.23%

Capitalized Interest	4,880	5,090	4,785	4,561	4,473

Portfolio Size:
Consolidated In-Service Properties	199	214	220	222	223
Consolidated Total Commercial Square Footage	20,951,376	23,355,409	23,463,605	23,974,930	24,211,880
Commercial Sq. Ft. Leased at End of Period (c)	90.6%	87.7%	86.7%	87.2%	86.2%
Consolidated Residential Units	2,027	1,627	1,847	1,672	1,301

Shares and Units:
Common Shares Outstanding	89,696,713	89,647,337	89,650,590	89,638,312	89,583,950
Common Units Outstanding	10,488,105	10,497,946	10,497,946	10,499,844	10,516,844
Combined Shares and Units	100,184,818	100,145,283	100,148,536	100,138,156	100,100,794
Weighted Average- Diluted (b)	100,575,238	100,252,797	100,400,717	100,315,467	100,180,068

Common Share Price ($’s):
At the end of the period	29.02	27.22	27.00	23.50	23.35
High during period	29.38	29.25	27.58	23.71	24.26
Low during period	24.59	26.11	22.47	17.35	18.67

	Three Months Ended		Year Ended
	12/31/16	12/31/15	12/31/16	12/31/15
Net Debt to EBITDA Annualized	7.5x	7.7x	7.6x	7.7x
Interest Coverage Ratio	3.47x	2.95x	3.28x	2.78x
Fixed Charge Coverage Ratio	2.71x	2.37x	2.61x	2.33x
Earnings per Share—diluted	0.17	(0.35)	1.30	(1.41)
FFO per Share—diluted (d)	0.33	0.47	2.04	1.88
Core FFO per Share	0.56	0.47	2.15	1.83
Dividends Declared per Share	0.15	0.15	0.60	0.60
Core FFO Payout Ratio	26.9%	31.6%	27.9%	32.9%

(a)	Includes any outstanding preferred units presented on a converted basis into common units and noncontrolling interests in consolidated joint ventures.
(b)	Calculated based on shares and units included in basic per share/unit computation, plus dilutive Common Stock Equivalents (i.e. convertible preferred units, options and warrants).
(c)

Percentage leased includes leases in effect as of the period end date, some of which have commencement dates in the future and leases that expire at the period end date.  Reflects square feet leased at the Company’s consolidated in-service portfolio, excluding in-service properties in lease up (if any).  At 12/31/16, excludes properties being considered for repositioning, redevelopment or potential sale.  Inclusive of such properties, percentage of square feet leased was 89.6 percent.

(d)

Funds from operations (“FFO”) is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT).  See “Information About FFO, Core FFO and AFFO” on page 48.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Earnings - Same Store

(Consolidated Commercial In-Service Portfolio)

(dollars in thousands)

The current quarter and year-to-date same store results for our commercial portfolio showed very positive results, benefiting from solid revenue growth.

	For the three months ended
	December 31,			%
	2016	2015	Change	Change

Total Property Revenues	$116,831	$107,841	$8,990	8.3

Real Estate Taxes	16,654	14,056	2,598	18.5
Utilities	8,398	8,913	(515)	(5.8)
Operating Services	20,687	20,971	(284)	(1.4)
Total Property Expenses:	45,739	43,940	1,799	4.1

GAAP Net Operating Income	71,092	63,901	7,191	11.3

Less: straight-lining of rents adj.	2,605	2,315	290	12.5

Net Operating Income	$68,487	$61,586	$6,901	11.2

Average Percentage Leased	89.1%	88.2%

Total Properties:	185

Total Square Footage:	19,910,827

	For the year ended
	December 31,			%
	2016	2015	Change	Change

Total Property Revenues	$457,756	$433,762	$23,994	5.5

Real Estate Taxes	66,698	58,852	7,846	13.3
Utilities	37,317	42,592	(5,275)	(12.4)
Operating Services	74,782	79,003	(4,221)	(5.3)
Total Property Expenses:	178,797	180,447	(1,650)	(0.9)

GAAP Net Operating Income	278,959	253,315	25,644	10.1

Less: straight-lining of rents adj.	12,191	2,639	9,552	362.0

Net Operating Income	$266,768	$250,676	$16,092	6.4

Average Percentage Leased	89.1%	88.2%

Total Properties:	185

Total Square Footage:	19,910,827

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Financials - Income Statements

(dollars in thousands, except per share amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
REVENUES
Base rents	$126,744	$122,295	$506,877	$487,041
Escalations and recoveries from tenants	15,257	13,190	60,505	62,481
Real estate services	6,658	7,065	26,589	29,620
Parking income	3,499	2,983	13,630	11,124
Other income	1,573	910	5,797	4,617
Total revenues	153,731	146,443	613,398	594,883

EXPENSES
Real estate taxes	21,129	19,683	87,379	82,688
Utilities	10,966	11,819	49,624	55,965
Operating services	27,645	29,344	103,954	107,951
Real estate services expenses	6,842	6,063	26,260	25,583
General and administrative	12,968	12,589	51,979	49,147
Acquisition-related costs	26	1,449	2,880	1,560
Depreciation and amortization	52,045	43,136	186,684	170,402
Impairments	—	33,743	—	197,919
Total expenses	131,621	157,826	508,760	691,215
Operating income (loss)	22,110	(11,383)	104,638	(96,332)

OTHER (EXPENSE) INCOME
Interest expense	(22,731)	(24,374)	(94,889)	(103,051)
Interest and other investment income (loss)	875	231	1,614	794
Equity in earnings (loss) of unconsolidated joint ventures	(834)	(449)	18,788	(3,172)
Gain on change of control of interests	—	—	15,347	—
Realized gains (losses) and unrealized losses on disposition of rental property, net	41,002	—	109,666	53,261
Gain on sale of investment in unconsolidated joint venture	—	—	5,670	6,448
Loss from extinguishment of debt, net	(23,658)	—	(30,540)	—
Total other income (expense)	(5,346)	(24,592)	25,656	(45,720)
Net income (loss)	16,764	(35,975)	130,294	(142,052)
Noncontrolling interest in consolidated joint ventures	191	462	651	1,044
Noncontrolling interest in Operating Partnership	(1,774)	3,795	(13,721)	15,256
Net income (loss) available to common shareholders	$15,181	$(31,718)	$117,224	$(125,752)

Basic earnings per common share:
Net income (loss) available to common shareholders	$0.17	$(0.35)	$1.31	$(1.41)

Diluted earnings per common share:
Net income (loss) available to common shareholders	$0.17	$(0.35)	$1.30	$(1.41)

Basic weighted average shares outstanding	89,767	89,475	89,746	89,291

Diluted weighted average shares outstanding	100,575	100,180	100,498	100,222

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Financials - Balance Sheets

(dollars in thousands, except per share amounts) (unaudited)

	December 31,
	2016	2015
Assets
Rental property
Land and leasehold interests	$661,335	$735,696
Buildings and improvements	3,758,210	3,648,238
Tenant improvements	364,092	408,617
Furniture, fixtures and equipment	21,230	15,167
	4,804,867	4,807,718
Less — accumulated depreciation and amortization	(1,332,073)	(1,464,482)
	3,472,794	3,343,236
Rental property held for sale, net	39,743	—
Net investment in rental property	3,512,537	3,343,236
Cash and cash equivalents	31,611	37,077
Investments in unconsolidated joint ventures	320,047	303,457
Unbilled rents receivable, net	101,052	120,246
Deferred charges, goodwill and other assets, net	267,950	203,850
Restricted cash	53,952	35,343
Accounts receivable, net of allowance for doubtful accounts of $1,335 and $1,407	9,617	10,754

Total assets	$4,296,766	$4,053,963

Liabilities and Equity
Senior unsecured notes	$817,355	$1,263,782
Unsecured revolving credit facility and term loans	634,069	155,000
Mortgages, loans payable and other obligations, net	888,585	726,611
Dividends and distributions payable	15,327	15,582
Accounts payable, accrued expenses and other liabilities	159,874	135,057
Rents received in advance and security deposits	46,442	49,739
Accrued interest payable	8,427	24,484
Total liabilities	2,570,079	2,370,255
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
89,696,713 and 89,583,950 shares outstanding	897	896
Additional paid-in capital	2,576,473	2,570,392
Dividends in excess of net earnings	(1,052,184)	(1,115,612)
Accumulated other comprehensive income (loss)	1,985	—
Total Mack-Cali Realty Corporation stockholders’ equity	1,527,171	1,455,676

Noncontrolling interests in subsidiaries:
Operating Partnership	178,570	170,891
Consolidated joint ventures	20,946	57,141
Total noncontrolling interests in subsidiaries	199,516	228,032

Total equity	1,726,687	1,683,708

Total liabilities and equity	$4,296,766	$4,053,963

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Financials - Debt Summary

(as of December 31, 2016)

As of December 31, 2016, the Company has minimal floating rate debt of only $481 million, or 20 percent, of its total debt.

Debt Breakdown

(dollars in thousands)

		%	Weighted Average	Weighted Average
	Balance	of Total	Interest Rate (a)	Maturity in Years
Fixed Rate Unsecured Debt and Other Obligations	$1,175,000	49.85%	3.53%	3.65
Fixed Rate Secured Debt	700,773	29.73%	4.82%	6.05
Variable Rate Secured Debt	195,282	8.29%	4.24%	1.37
Variable Rate Unsecured Debt	286,000	12.13%	2.04%	0.58
Totals/Weighted Average:	$2,357,055	100.00%	3.79%	3.80
Adjustment for unamortized debt discount	(4,430)
Unamortized deferred financing costs	(12,616)
Total Debt, net	$2,340,009

Future Repayments

(dollars in thousands)

				Weighted Average
	Scheduled	Principal		Interest Rate of
Period	Amortization	Maturities	Total	Future Repayments (a)
2017 (b)	$6,776	$637,643	$644,419	2.88%
2018	6,977	281,163	288,140	6.15%
2019	1,912	430,799	432,711	3.48%
2020	1,977	—	1,977	4.05%
2021	2,050	3,800	5,850	4.38%
Thereafter	6,813	977,145	983,958	3.83%
Sub-total	26,505	2,330,550	2,357,055
Adjustment for unamortized debt discount/premium, net, as of December 31, 2016	(4,430)	—	(4,430)
Unamortized deferred financing costs	(12,616)	—	(12,616)

Totals/Weighted Average:	$9,459	$2,330,550	$2,340,009	3.79	%(c)

(a)	The actual weighted average LIBOR rate for the Company’s outstanding variable rate debt was 0.72 percent as of December 31, 2016, plus the applicable spread.
(b)	Includes outstanding borrowings of the Company’s unsecured revolving credit facility of $286 million which, in January 2017, was amended and restated and matures in January 2021.
(c)	Excludes amortized deferred financing costs pertaining to the Company’s unsecured revolving credit facility which amounted to $3.5 million for the year ended December 31, 2016.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Portfolio - Property Types

(as of December 31, 2016)

		# of	Commercial	Garage
	# of	Apartment	Square	Parking
Property	Properties	Homes	Feet	Spaces
MULTI-FAMILY RENTAL PORTFOLIO
Stabilized Operating Communities:
Consolidated Properties	7	1,627		1,586
Unconsolidated Joint Venture Interests:
Participating JVs	4	1,629
Subordinated Interests	5	1,647
Total Stabilized Operating Communities-included in Property Count:	16	4,903		1,586

Communities in Lease-Up:
Consolidated Properties	2	400
Unconsolidated Joint Venture Interests:
Participating JVs	1	311
Total Properties in Lease-Up-Multi-Family-included in Property Count:	3	711

Development Communities:
Consolidated Properties	8	2,241
Unconsolidated Joint Venture Interests:
Participating JVs	2	822
Subordinated Interests	—	—
Total Development Communities-Multi-Family:	10	3,063

Total Land Holdings/Pre-Development and Repurposing-Multi-Family:	n/a	10,340

OFFICE PORTFOLIO
Stabilized Operating Properties:
Consolidated Properties	190		20,951,376
Unconsolidated Joint Venture Interests:
Participating JVs (incl. 350-room hotel)	8		1,645,306
Subordinated Joint Ventures	31		4,033,049
Total Operating Properties-included in Property Count:	229		26,629,731

Total Land Holdings/Pre-Development-Office	—		5,226,750

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Spotlight on Portfolio - Commercial Tenant Size

The Company’s commercial portfolio continues to benefit from a consistent balance in its range of tenant sizes.

					Annualized	Percentage of
	Number	Percentage of		Percentage of	Base Rental	Annualized
	of	Total Number	Rentable	Rentable Area	Revenue	Base Rental
Square Feet Leased	Tenants (c)	of Tenants (%)	Area (b) (c)	(%)	($) (a) (b) (c)	Revenue (%)
2,500 or less	212	17.9	319,805	1.7	8,333,357	1.8
2,501 - 10,000	542	45.8	2,907,706	15.8	65,004,358	14.3
10,001 - 20,000	217	18.4	3,090,602	16.9	64,937,839	14.3
20,001 - 40,000	110	9.3	3,058,720	16.6	69,645,149	15.4
40,001 - 100,000	81	6.9	5,124,136	27.8	128,179,004	28.3
Greater than 100,000	20	1.7	3,906,331	21.2	117,560,337	25.9

Totals	1,182	100.0	18,407,300	100.0	453,660,044	100.0

(a)

Annualized base rent revenue is based on actual December 2016 billings times 12. For leases whose rent commences after January 1, 2017, annualized base rental revenue is based on the first full month’s billings times 12. As annualized based rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring December 31, 2016 aggregating 151,655 square feet and representing annualized base rent of $2,630,824 for which no new leases were signed.

(c)	Includes office, office/flex, industrial and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Leasing - Quarter Rollforward

(for the three months ended December 31, 2016)

Consolidated Commercial In-Service Portfolio

				LEASING ACTIVITY
Business Line	Pct. Leased	Leased Sq. Ft.	Leased Sq. Ft.	Expiring/Adjustment	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased
Market/Submarket	09/30/16	Acquired/Disposed (a)	Reclassed	Sq. Ft. (b)	Sq. Ft.	Activity	12/31/16 (c)	12/31/2016
CORE
New Jersey
Metropark/Edison/Woodbridge	95.9%	—	—	(35,876)	55,282	19,406	838,704	98.1%
Monmouth	97.5%	—	—	(14,920)	14,920	—	1,062,824	97.5%
Parsippany	86.2%	—	—	(13,893)	5,728	(8,165)	1,736,746	85.8/ %
Princeton/Mercer	87.0%	—	—	(11,344)	9,784	(1,560)	580,129	86.8%
Short Hills/Roseland	96.0%	—	(207,036)	—	5,700	5,700	306,657	89.7%
Other	80.8%	—	(434,258)	(33,722)	16,355	(17,367)	2,295,539	81.4%
New York
White Plains CBD	76.4%	—	—	(3,328)	8,517	5,189	480,669	77.2%
Other	92.9%	—	—	(10,330)	6,565	(3,765)	436,902	92.1%
CORE Totals	86.7%	—	(641,294)	(123,413)	122,851	(562)	7,738,170	87.0%

WATERFRONT
Hudson Waterfront	94.6%	—		(42,753)	31,355	(11,398)	4,608,926	94.4%
WATERFRONT Totals	94.6%	—		(42,753)	31,355	(11,398)	4,608,926	94.4%

FLEX
New Jersey
Monmouth	91.9%	—	—	(19,339)	19,339	—	270,358	91.9%
Princeton/Mercer	85.2%	—	—	(9,256)	12,219	2,963	147,905	87.0%
Southern New Jersey	92.1%	—	—	(37,319)	28,245	(9,074)	1,152,260	91.4%
Other	89.9%	—	—	(15,549)	15,549	—	426,158	89.9%
New York/Connecticut
Other	94.2%	—	—	(27,465)	45,095	17,630	2,859,215	94.8%
FLEX Totals	92.9%	—	—	(108,928)	120,447	11,519	4,855,896	93.1%

COMPANY Totals	90.3%	—	(641,294)	(275,094)	274,653	(441)	17,202,992	90.6%

For properties being considered for repositioning, redevelopment or potential sale:

				LEASING ACTIVITY
Business Line	Pct. Leased	Leased Sq. Ft.	Leased Sq. Ft.	Expiring/Adjustment	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased
Market/Submarket	09/30/16	Acquired/Disposed (a)	Reclassed	Sq. Ft. (b)	Sq. Ft.	Activity	12/31/16 (c)	12/31/2016
NON-CORE
New Jersey
Monmouth County	79.9%	(188,474)	—	—	—	—	N/A	N/A
Parsippany	95.3%	—	—	(7,046)	—	(7,046)	372,460	93.6%
Princeton/Mercer	83.4%	—	—	(906)	7,759	6,853	231,579	85.9%
Shorts Hills/Roseland	67.4%	(656,974)	207,036	(19,379)	19,379	—	195,359	76.8%
Other	82.0%	(327,942)	434,258	(16,565)	14,142	(2,423)	718,628	73.8%
New York
White Plains CBD	57.6%	—	—	—	—	—	26,343	57.6%
Other	100.0%	—	—	—	—	—	9,300	100.0%
Washington DC/MD	58.4%	(531,495)	—	(13,765)	4672	(9,093)	N/A	N/A
NON-CORE Totals	73.2%	(1,704,885)	641,294	(57,661)	45,952	(11,709)	1,553,669	79.7%

(a)	Net gain/loss of leased square footage through properties sold, acquired or placed in service during the period.
(b)

Represents the square footage of expiring leases and leases scheduled to expire in the future for which new leases or renewals were signed during the period, as well as internal administrative adjustments.

(c)

Includes leases expiring December 31, 2016 aggregating 151,565 square feet for which no new leases were signed. Excludes 6,965 square feet of retail space placed in service in 4th quarter 2016 and currently in lease-up.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Leasing - Quarter Stats

(for the three months ended December 31, 2016)

Consolidated Commercial In-Service Portfolio

				Sq. Ft.
Business Line	# of	Total	Sq. Ft.	Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
CORE
New Jersey
Metropark/Edison/Woodbridge	2	55,282	30,832	24,450	10.9	36.32	2.96
Monmouth	2	14,920	1,027	13,893	5.0	31.86	0.63
Parsippany	2	5,728	2,028	3,700	5.2	25.55	3.50
Princeton/Mercer	1	9,784	—	9,784	1.0	35.14	1.54
Short Hills/Roseland	1	5,700	—	5,700	6.0	23.84	6.33
Other	5	16,355	—	16,355	4.2	28.64	2.15
New York
White Plains CBD	5	8,517	5,545	2,972	7.0	31.24	5.29
Other	4	6,565	—	6,565	3.4	27.24	1.19
CORE Totals/Weighted Avg.	22	122,851	39,432	83,419	7.4	32.74	2.93

HUDSON WATERFRONT	5	31,355	31,355	—	6.9	45.92	5.92

FLEX
New Jersey
Monmouth	2	19,339	19,339	—	9.3	21.03	5.33
Princeton/Mercer	1	12,219	12,219	—	5.0	21.43	4.97
Southern New Jersey	3	28,245	—	28,245	4.7	14.07	2.55
Other	3	15,549	2,500	13,049	3.0	16.12	0.59
New York/Connecticut
Other	9	45,095	38,505	6,590	5.5	18.87	3.04
FLEX Totals/Weighted Avg.	18	120,447	72,563	47,884	5.5	18.00	3.57

NON-CORE
New Jersey
Princeton/Mercer	3	7,759	—	7,759	4.5	26.89	6.31
Short Hills/Roseland	1	19,379	—	19,379	5.0	24.11	4.53
Other	3	14,142	1,021	13,121	3.4	27.76	5.12
Washington DC/MD	3	4,672	—	4,672	3.7	22.17	4.40
NON-CORE Totals/Weighted Avg.	10	45,952	1,021	44,931	4.3	25.50	4.98

COMPANY Totals/Weighted Avg.	55	320,605	144,371	176,234	6.2	27.45	3.91

Tenant Retention	Leases Retained	44.7%
	Sq. Ft. Retained	53.0%

(a)	“Other Retained” transactions include existing tenants’ expansions and relocations within the same building.
(b)	Equals triple net rent plus common area costs and real estate taxes, as applicable.
(c)

Represents estimated workletter costs of $4,233,704 and commissions of $1,642,860 committed, but not necessarily expended, during the period for second generation space aggregating 289,773 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Leasing - Year-to-Date Rollforward

(for the year ended December 31, 2016)

Consolidated Commercial In-Service Portfolio

				LEASING ACTIVITY
Business Line	Pct. Leased	Leased Sq. Ft.	Leased Sq. Ft.	Expiring/	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased
Market/Submarket	12/31/15	Acquired/Disposed (a)	Reclassed	Adjustment Sq. Ft. (b)	Sq. Ft.	Activity	12/31/16 (c)	12/31/16 (d)
CORE
New Jersey
Metropark/Edison/Woodbridge	98.3%	232,009	—	(116,909)	141,715	24,806	838,704	98.1%
Monmouth	97.1%	—	—	(65,393)	69,625	4,232	1,062,824	97.5%
Parsippany	82.1%	—	—	(212,118)	287,149	75,031	1,736,746	85.8%
Princeton/Mercer	92.8%	—	—	(199,269)	159,458	(39,811)	580,129	86.8%
Short Hills/Roseland	96.0%	—	(207,036)	(3,567)	9,267	5,700	306,657	89.7%
Other	86.3%	—	(434,258)	(285,646)	136,926	(148,720)	2,295,539	81.4%
New York
White Plains CBD	82.8%	—	—	(83,041)	48,568	(34,473)	480,669	77.2%
Other	95.7%	—	—	(64,344)	47,443	(16,901)	436,902	92.1%
CORE Totals	88.7%	232,009	(641,294)	(1,030,287)	900,151	(130,136)	7,738,170	87.0%

WATERFRONT
Hudson Waterfront	86.7%	558,969	—	(555,501)	861,228	305,727	4,608,926	94.4%
WATERFRONT Total	86.7%	558,969	—	(555,501)	861,228	305,727	4,608,926	94.4%

FLEX
New Jersey
Monmouth	88.1%	—	—	(72,365)	83,350	10,985	270,358	91.9%
Princeton/Mercer	86.0%	—	—	(43,500)	45,186	1,686	147,905	87.0%
Southern New Jersey	89.3%	—	—	(130,572)	157,410	26,838	1,152,260	91.4%
Other	89.6%	8,400	—	(107,092)	107,251	159	426,158	89.9%
New York/Connecticut
Other	94.0%	—	—	(252,725)	275,332	22,607	2,859,215	94.8%
FLEX Totals	91.9%	8,400	—	(606,254)	668,529	62,275	4,855,896	93.1%

COMPANY TOTALS	89.1%	799,378	(641,294)	(2,192,042)	2,429,908	237,866	17,202,992	90.6%

For properties being considered for repositioning, redevelopment or potential sale:

				LEASING ACTIVITY
Business Line	Pct. Leased	Leased Sq. Ft.	Leased Sq. Ft.	Expiring/	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased
Market/Submarket	12/31/15	Acquired/Disposed (a)	Reclassed	Adjustment Sq. Ft. (b)	Sq. Ft.	Activity	12/31/16 (c)	12/31/16
NON-CORE
New Jersey
Monmouth	76.1%	(188,474)	—	(20,874)	29,809	8,935	N/A	N/A
Parsippany	80.3%	(259,517)	—	(17,536)	27,877	10,341	372,460	93.6%
Princeton/Mercer	59.2%	—	—	(10,758)	42,804	32,046	231,579	85.9%
Short Hills/Roseland	68.5%	(656,974)	207,036	(69,450)	59,281	(10,169)	195,359	76.8%
Other	77.5%	(543,860)	434,258	(209,455)	121,381	(88,074)	718,628	73.8%
New York
White Plains CBD	57.6%	—	—	—	—	—	26,343	57.6%
Other	100.0%	(524,476)	—	—	—	—	9,300	100.0%
Washington DC/MD	71.60%	(894,549)	—	(89,593)	58,548	(31,045)	N/A	N/A
NON-CORE Totals	75.7%	(3,067,850)	641,294	(417,666)	339,700	(77,966)	1,553,669	79.7%

(a)	Net gain/loss of leased square footage through properties sold, acquired or placed in service during the period.
(b)

Represents the square footage of expiring leases and leases scheduled to expire in the future for which new leases or renewals were signed during the period, as well as internal administrative adjustments.

(c)

Includes leases expiring December 31, 2016 aggregating 151,565 square feet for which no new leases were signed. Excludes 6,965 square feet of retail space placed in service in 4th quarter 2016 and currently in lease-up.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Leasing - Year-to-Date Stats

(for the year ended December 31, 2016)

Consolidated Commercial In-Service Portfolio (continued)

				Sq. Ft.
Business Line	# of	Total	Sq. Ft.	Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
CORE
New Jersey
Metropark/Edison/Woodbridge	7	141,715	93,947	47,768	10.0	35.86	5.41
Monmouth	7	69,625	1,027	68,598	2.2	26.95	2.42
Parsippany	25	287,149	110,121	177,028	6.5	28.29	5.20
Princeton/Mercer	10	159,458	4,352	155,106	6.7	27.11	1.80
Short Hills/Roseland	2	9,267	—	9,267	4.9	24.42	6.05
Other	29	136,926	6,035	130,891	3.5	27.51	4.19
New York
White Plains CBD	15	48,568	8,388	40,180	3.6	32.83	4.27
Other	11	47,443	5,235	42,208	4.3	26.93	2.54
CORE Totals/Weighted Avg.	106	900,151	229,105	671,046	6.0	29.18	4.18

HUDSON WATERFRONT	19	861,228	331,319	529,909	10.1	40.23	6.78

FLEX
New Jersey
Monmouth	11	83,350	36,063	47,287	6.0	19.33	4.79
Princeton/Mercer	4	45,186	24,123	21,063	3.4	21.39	5.01
Southern New Jersey	14	157,410	73,700	83,710	4.5	11.03	2.20
Other	16	107,251	10,335	96,916	4.2	19.60	1.63
New York/Connecticut
Other	39	275,332	121,024	154,308	4.9	18.84	2.66
FLEX Totals/Weighted Avg.	84	668,529	265,245	403,284	4.7	17.35	2.86

NON-CORE
New Jersey
Monmouth	2	29,809	8,935	20,874	2.6	23.32	4.48
Parsippany	2	27,877	20,867	7,010	4.7	20.12	5.61
Princeton/Mercer	6	42,804	28,844	13,960	4.5	26.54	7.01
Short Hills/Roseland	8	59,281	13,236	46,045	5.6	24.38	2.52
Other	25	121,381	64,173	57,208	5.7	24.14	4.93
Washington DC/MD	21	58,548	12,365	46,183	3.2	22.25	2.99
NON-CORE Totals/Weighted Avg.	64	339,700	148,420	191,280	4.8	23.76	4.49

COMPANY Totals/Weighted Avg.	273	2,769,608	974,089	1,795,519	6.8	29.10	5.21

Tenant Retention	Leases Retained	53.3%
	Sq. Ft. Retained	68.8%

(a)	“Other Retained” transactions include existing tenants’ expansions and relocations within the same building.
(b)	Equals triple net rent plus common area costs and real estate taxes, as applicable.
(c)

Represents estimated workletter costs of $61,544,918 and commissions of $33,976,401 committed, but not necessarily expended, during the period for second generation space aggregating 2,733,294 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Leasing - Expirations by Year

The following table sets forth a schedule of lease expirations for the total of the Company’s office, office/flex, industrial/warehouse and stand-alone retail properties included in the Consolidated Commercial Properties beginning January 1, 2017, assuming that none of the tenants exercise renewal or termination options (with a breakdown by quarter for 2017 through 2019 only.)

2017 expirations were reduced by 1,000,000 square feet during 2016.

				Percentage of Total		Average Annualized Base
	Number of	Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Leases	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

1st Quarter, 2017	81	694,497		3.8	15,191,405	21.87	3.4
2nd Quarter, 2017	53	440,476		2.4	10,037,594	22.79	2.2
3rd Quarter, 2017	55	507,618		2.8	13,765,805	27.12	3.0
4th Quarter, 2017	83	1,001,923		5.4	29,826,306	29.77	6.6
Total - 2017	272	2,644,514		14.4	68,821,110	26.02	15.2

1st Quarter, 2018	66	597,889		3.2	13,079,195	21.88	2.8
2nd Quarter, 2018	52	777,621		4.2	22,065,444	28.38	4.9
3rd Quarter, 2018	69	878,986		4.8	19,799,286	22.53	4.4
4th Quarter, 2018	71	509,615		2.8	9,340,319	18.33	2.1
Total - 2018	258	2,764,111		15.0	64,284,244	23.26	14.2

1st Quarter, 2019	70	808,595		4.4	17,013,696	21.04	3.8
2nd Quarter, 2019	53	631,541		3.4	13,676,711	21.66	3.0
3rd Quarter, 2019	52	392,826		2.1	9,076,872	23.11	2.0
4th Quarter, 2019	53	565,785		3.1	12,773,198	22.58	2.8
Total - 2019	228	2,398,747		13.0	52,540,477	21.90	11.6

2020	196	1,679,013		9.1	37,750,766	22.48	8.3

2021	148	1,392,142		7.6	33,298,670	23.92	7.3

2022	118	1,184,646		6.4	28,979,032	24.46	6.4

2023	82	1,542,519		8.4	36,401,140	23.60	8.0

2024	62	1,097,093		6.0	27,017,982	24.63	6.0

2025	33	658,005		3.6	14,304,654	21.74	3.2

2026	42	736,977		4.0	21,441,682	29.09	4.7

2027	30	1,011,012		5.5	26,082,010	25.80	5.7

2028 and thereafter	22	1,298,521		7.0	42,738,277	32.91	9.4
Totals/Weighted Average	1,491	18,407,300	(c) (d)	100.0	453,660,044	24.65	100.0

See footnotes on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Leasing - Expirations by Year (continued)

Footnotes from prior page:

(a)

Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

(b)

Annualized base rental revenue is based on actual December 2016 billings times 12. For leases whose rent commences after January 1, 2017 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)	Includes leases expiring December 31, 2016 aggregating 151,655 square feet and representing annualized rent of $2,630,824 for which no new leases were signed.
(d)	Reconciliation to Company’s total net rentable square footage is as follows:

Square Feet
Square footage leased to commercial tenants	18,407,300
Square footage used for corporate offices, management offices, building use, retail tenants, food services, other ancillary service tenants and occupancy adjustments	349,361
Square footage unleased	2,194,715
Total net rentable square footage (does not include land leases)	20,951,376

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Earnings - FFO and Core FFO per Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss) available to common shareholders	$0.17	$(0.35)	$1.30	$(1.41)
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.57	0.49	2.04	1.90
Impairments	—	0.34	—	1.97
Gain on change of control of interests	—	—	(0.15)	—
Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.41)	—	(1.09)	(0.53)
Gain on sale of investment in unconsolidated joint venture	—	—	(0.06)	(0.06)
Noncontrolling interest/rounding adjustment	—	(0.01)	—	0.01
Funds from operations (b)	$0.33	$0.47	$2.04	$1.88

Add/(Deduct):
Acquisition-related costs	—	$0.01	$0.03	$0.02
Dead deal costs	—	—	0.01	—
Severance/separation costs	—	—	—	0.02
Mark-to-market interest rate swap	$(0.01)	—	(0.01)	—
Net real estate tax proceeds	—	(0.01)	(0.01)	(0.05)
Equity in earnings from joint venture refinancing proceeds	—	—	(0.22)	(0.04)
Loss from extinguishment of debt, net	0.24	—	0.30	—
Noncontrolling interest/rounding adjustment	—	—	0.01	—
Core FFO	$0.56	$0.47	$2.15	$1.83

(a)

Includes the Company’s share from unconsolidated joint ventures of $0.05 and $0.06 for the three months ended December 31, 2016 and 2015, respectively, and $0.19 and $0.22 for the years ended December 31, 2016 and 2015, respectively.

(b)

Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” below.

Information About FFO, Core FFO and AFFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables above.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.  Adjusted FFO (“AFFO”) is defined as Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges.  Core FFO and AFFO are presented solely as supplemental disclosure that the Company’s management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period.  Core FFO and AFFO are both non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  There are not generally accepted definitions established for Core FFO or AFFO.  Therefore, the Company’s measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs.  A reconciliation of net income per share to Core FFO and AFFO are included in the financial tables on page 17.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Financials - Debt Stats

(dollars in thousands)

		Effective		December 31,	September 30,	December 31,	Date of
	Lender	Interest Rate		2016	2016	2015	Maturity
Senior Unsecured Notes: (a)
5.800%, Senior Unsecured Notes	public debt	5.806%		—	—	$200,000	01/15/16	(b)
7.750%, Senior Unsecured Notes (c)	public debt	8.017%		—	$135,136	250,000	08/15/19
2.500%, Senior Unsecured Notes	public debt	2.803%		$250,000	250,000	250,000	12/15/17
4.500%, Senior Unsecured Notes	public debt	4.612%		300,000	300,000	300,000	04/18/22
3.150%, Senior Unsecured Notes	public debt	3.517%		275,000	275,000	275,000	05/15/23
Principal balance outstanding				825,000	960,136	1,275,000
Adjustment for unamortized debt discount				(4,430)	(5,013)	(6,156)
Unamortized deferred financing costs				(3,215)	(3,848)	(5,062)
Total Senior Unsecured Notes, net:				$817,355	$951,275	$1,263,782

Unsecured Term Loans:
Unsecured Term Loan	7 Lenders	3.13%		$350,000	350,000	—	01/07/19
Unamortized Deferred Financing Costs				(1,931)	(2,170)	—
Total Unsecured Term Loans:				$348,069	347,830	—

Revolving Credit Facilities:
Unsecured Facility (d)	17 Lenders	LIBOR +1.300%		$286,000	$95,000	$155,000	07/31/17
Total Revolving Credit Facilities:				$286,000	$95,000	$155,000

Property Mortgages: (e)
Port Imperial South (f)	Wells Fargo Bank N.A.	LIBOR+1.75%		—	—	$34,962	—
6 Becker, 85 Livingston, 75 Livingston & 20 Waterview (g)	Wells Fargo CMBS	10.260%		—	—	63,279	—
9200 Edmonston Road (h)	Principal Commercial Funding, L.L.C.	9.780%		—	—	3,793	—
Various (i)	Prudential Insurance	6.332%		—	$141,894	143,513	—
4 Becker (j)	Wells Fargo CMBS	11.260%		—	40,180	40,631	—
100 Walnut Avenue (k)	Guardian Life Ins. Co.	7.311%		—	18,058	18,273	—
150 Main Street (l)	Webster Bank	LIBOR+2.35%		$26,642	25,159	10,937	03/30/17
Curtis Center (m)	CCRE & PREFG	LIBOR+5.912%		75,000	75,000	64,000	10/09/17
23 Main Street	JPMorgan CMBS	5.587%		27,838	28,020	28,541	09/01/18
Port Imperial 4/5 Hotel (n)	Fifth Third Bank & Santandar	LIBOR+4.50%		14,919	8,311	—	10/06/18
Harborside Plaza 5	The Northwestern Mutual Life Insurance Co. & New York Life Insurance Co.	6.842%		213,640	214,690	217,736	11/01/18
Chase II (o)	Fifth Third Bank	LIBOR+2.25%		34,708	23,599	—	12/16/18
One River Center (p)	Guardian Life Ins. Co.	7.311%		41,197	41,367	41,859	02/01/19
Park Square	Wells Fargo Bank N.A.	LIBOR+1.872	%(q)	27,500	27,500	27,500	04/10/19
250 Johnson	M&T Bank	LIBOR+2.35%		2,440	—	—	05/20/19
Port Imperial South 11 (r)	JPMorgan Chase	LIBOR+2.35%		14,073	7,136	—	11/24/19
Port Imperial South 4/5 Retail	American General Life & A/G PC	4.559%		4,000	4,000	4,000	12/01/21
The Chase at Overlook Ridge	New York Community Bank	3.740%		72,500	72,500	—	02/01/23
Portside 7 (s)	CBRE Capital Markets/FreddieMac	3.569%		58,998	58,998	—	08/01/23
101 Hudson (t)	Wells Fargo CMBS	3.197	%(u)	250,000	250,000	—	10/11/26
Port Imperial South 4/5 Garage	American General Life & A/G PC	4.853%		32,600	32,600	32,600	12/01/29
Principal balance outstanding				896,055	1,069,012	731,624
Adjustment for unamortized debt discount				—	—	(548)
Unamortized deferred financing costs				(7,470)	(7,808)	(4,465)
Total mortgages, loans payable and other obligations, net				888,585	1,061,204	726,611

Total Debt:				$2,340,009	$2,455,309	$2,145,393

Note: Please see footnotes on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Financials - Debt Stats Footnotes

Footnotes to prior page:

(a)	Includes the cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the notes, as applicable.
(b)	On January 15, 2016, the Company repaid these notes at their maturity using proceeds from a new unsecured term loan and borrowings under the Company’s unsecured revolving credit facility.
(c)	During the year ended December 31, 2016, the Company purchased and redeemed these notes.
(d)

On January 25, 2017, the Company refinanced its existing facility. Total borrowing capacity under the amended facility is $600 million, is expandable by $350 million and matures in January 2021. It has two six-month extension options. The interest rate on outstanding borrowings and the facility fee on the current borrowing capacity payable quarterly in arrears are based upon the Operating Partnership’s unsecured debt ratings.

(e)

Reflects effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.

(f)	On January 19, 2016, the loan was repaid in full at maturity, using borrowings from the Company’s revolving credit facility.
(g)

On April 22, 2016, the loan was repaid at a discounted amount of $51.5 million, using borrowings from the Company’s revolving credit facility. Accordingly, the Company recognized a gain on extinguishment of debt of $12.4 million, which is included in loss on early extinguishment of debt, net.

(h)	On May 5, 2016, the Company transferred the deed for 9200 Edmonston Road to the lender in satisfaction of its obligations and recorded a gain of $0.2 million.
(i)	On November 16, 2016, the loan was repaid in full, using borrowings from the Company’s unsecured revolving credit facility.
(j)	On December 5, 2016, the Company transferred the deed for 4 Becker Farm Road to the lender in satisfaction of its obligations and recorded a gain of $10.4 million.
(k)

On December 22, 2016, the loan was repaid at a premium, using proceeds from the disposition of 100 Walnut Avenue. Accordingly, the Company recognized a loss on extinguishment of debt of $2.3 million, which is included in loss on extinguishment of debt, net.

(l)	This construction loan has a maximum borrowing capacity of $28.8 million.
(m)

The Company owns a 50 percent tenants-in-common interest in the Curtis Center Property. The Company’s $75 million loan consists of its 50 percent interest in a $102 million senior loan with a current rate of 3.998 percent at December 31, 2016 and its 50 percent interest in a $48 million mezzanine loan with a current rate of 10.204 percent at December 31, 2016. The senior loan rate is based on a floating rate of one-month LIBOR plus 329 basis points and the mezzanine loan rate is based on a floating rate of one-month LIBOR plus 950 basis points. The Company has entered into LIBOR caps for the periods of the loans. In October 2016, the first of three one-year extension options was exercised by the venture.

(n)	This construction loan has a maximum borrowing capacity of $94 million.
(o)	This construction loan has a maximum borrowing capacity of $48 million.
(p)	Mortgage is collateralized by the three properties comprising One River Center.
(q)	The effective interest rate includes amortization of deferred financing costs of 0.122 percent.
(r)	This construction loan has a maximum borrowing capacity of $78 million.
(s)	This mortgage loan was obtained by the Company in July 2016 to replace a $42.5 million mortgage loan that was in place at the property acquisition date of April 1, 2016.
(t)	This mortgage loan was obtained by the Company on September 30, 2016.
(u)	The effective interest rate includes amortization of deferred financing costs of 0.0798 percent.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Financials - Joint Ventures

The following is a summary of the financial position of the unconsolidated joint ventures in which the Company had investment interests as of December 31, 2016 and 2015, respectively: (dollars in thousands)

	December 31,	December 31,
	2016	2015
Assets:
Rental property, net	$1,746,233	$1,781,621
Other assets	278,289	307,000
Total assets	$2,024,522	$2,088,621
Liabilities and partners’/ members’ capital:
Mortgages and loans payable	$1,350,973	$1,298,293
Other liabilities	247,212	215,951
Partners’/members’ capital	426,337	574,377
Total liabilities and partners’/members’ capital	$2,024,522	$2,088,621

The following is a summary of the Company’s investment in unconsolidated joint ventures as of December 31, 2016 and 2015, respectively: (dollars in thousands)

	December 31,	December 31,
Entity/Property Name	2016	2015
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (c)	$15,150	$15,569
RoseGarden Monaco Holdings, L.L.C./ Monaco (c)	—	937
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (c)	7,145	5,723
Riverwalk G Urban Renewal, L.L.C./ RiverTrace at Port Imperial (e)	9,707	—
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (c)	—	—
Crystal House Apartments Investors LLC / Crystal House	30,565	28,114
Roseland/Port Imperial Partners, L.P./ Riverwalk C (c)	1,678	1,678
RoseGarden Marbella South, L.L.C./ Marbella II	18,050	16,728
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (c)	—	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	2,085	2,544
Capitol Place Mezz LLC / Station Townhouses	43,073	46,267
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	100,188	96,799
RoseGarden Monaco, L.L.C./ San Remo Land	1,400	1,339
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	337	337
Hillsborough 206 Holdings, L.L.C. /Hillsborough 206	1,962	1,962
Plaza VIII & IX Associates, L.L.C./Vacant land (parking operations)	4,448	4,055
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	4,339	4,140
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	6,237	5,890
BNES Associates III / Offices at Crystal Lake	3,124	2,295
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	—
Keystone-Penn (c)	—	—
Keystone-TriState (c) (d)	2,285	3,958
KPG-MCG Curtis JV, L.L.C./ Curtis Center (a)	65,400	59,858
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (c)	1,706	1,758
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson (b)	163	—
Other	1,005	3,506
Company’s investment in unconsolidated joint ventures	$320,047	$303,457

(a)       Includes undivided interests in the same manner as investments in noncontrolled partnerships, pursuant to ASC 810.

(b)       The negative investment balance for this joint venture of $3,317 as of December 31, 2015, were included in accounts payable, accrued expenses and other liabilities.

(c)       The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

(d)       Includes Company’s pari-passu interests in five properties.

(e)       Company acquired additional interest on April 1, 2016 for $11.3 million.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Financials - Joint Ventures

The following is a summary of the results of operations of the unconsolidated joint ventures for the period in which the Company had investment interests for the three months and years ended December 31, 2016 and 2015, respectively: (dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Total revenues	$123,326	$76,506	$377,711	$318,980
Operating and other expenses	(88,027)	(50,959)	(262,703)	(220,982)
Depreciation and amortization	(23,422)	(18,521)	(75,512)	(71,711)
Interest expense	(17,654)	(10,022)	(58,390)	(52,972)
Net loss	$(5,777)	$(2,996)	$(18,894)	$(26,685)

The following is a summary of the Company’s equity in earnings (loss) of unconsolidated joint ventures for the three and years December 31, 2016 and 2015, respectively: (dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
Entity/Property Name	2016	2015	2016	2015
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$24	$45	$231	$231
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	(68)	(299)	(937)	(1,224)
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	(78)	(86)	(317)	(364)
Riverwalk G Urban Renewal, L.L.C./ RiverTrace at Port Imperial	43	(274)	(1,146)	(955)
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	—	—	—	—
Crystal House Apartments Investors LLC / Crystal House	(548)	(82)	(870)	(123)
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	(22)	(81)	(120)	(474)
RoseGarden Marbella South, L.L.C./ Marbella II	—	1	(202)	—
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (a)	—	—	—	1
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	(17)	14	(190)	(363)
Capitol Place Mezz LLC / Station Townhouses	(445)	(1,045)	(2,440)	(3,687)
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	(160)	—	(219)	—
RoseGarden Monaco, L.L.C./ San Remo Land	—	—	—	—
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	(20)	—	(80)	(32)
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	—	—	(53)	(5)
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	137	86	393	344
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	127	59	448	392
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	81	159	347	270
BNES Associates III / Offices at Crystal Lake	53	(18)	(15)	115
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	—	—	(800)
Keystone-Penn (a)	150	150	600	3,812
Keystone-TriState (a)	(486)	(419)	(1,672)	(2,182)
KPG-MCG Curtis JV, L.L.C./ Curtis Center	(611)	(280)	(92)	475
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	(75)	(18)	(52)	(70)
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson (b)	913	1,101	24,180	3,036
Other	168	538	994	(1,569)
Company’s equity in earnings (loss) of unconsolidated joint ventures	$(834)	$(449)	$18,788	$(3,172)

(a)         The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

(b)         $21.7 million was recognized as equity in earnings during third quarter 2016 on account of the Company receiving its share of the venture’s proceeds from refinancing its mortgage loan, which exceeded the Company’s carrying value.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Financials - Joint Ventures

The following is a summary of the Company’s funds from operations of unconsolidated joint ventures for the three months and years ended December 31, 2016 and 2015, respectively: (dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
Entity/Property Name	2016	2015	2016	2015
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$292	$306	$1,309	$1,268
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	(68)	17	18	32
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	17	9	61	15
Riverwalk G Urban Renewal, L.L.C./ RiverTrace at Port Imperial	290	(274)	(33)	(271)
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	—	118	164	356
Crystal House Apartments Investors LLC / Crystal House	228	211	786	1,049
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	(84)	(80)	(120)	(475)
RoseGarden Marbella South, L.L.C./ Marbella II	33	—	161	—
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (a)	32	34	129	67
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	82	114	206	16
Capitol Place Mezz LLC / Station Townhouses	345	216	722	(1,039)
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	(160)	—	(219)	—
RoseGarden Monaco, L.L.C./ San Remo Land	—	—	—	—
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	(20)	—	(80)	(32)
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	—	—	(53)	(5)
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	143	92	416	367
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	244	176	913	857
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	171	221	688	530
BNES Associates III / Offices at Crystal Lake	89	10	128	229
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	398	—	(124)
Keystone-Penn (a)	150	150	600	3,813
Keystone-TriState (a)	(128)	113	(186)	618
KPG-MCG Curtis JV, L.L.C./ Curtis Center	937	754	3,971	4,319
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	8	3	33	14
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson (b)	1,666	1,845	27,172	6,074
Other	168	936	1,219	797
Company’s funds from operations of unconsolidated joint ventures	$4,435	$5,369	$38,005	$18,475

(a)         The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

(b)         $21.7 million was recognized as equity in earnings during third quarter 2016 on account of the Company receiving its share of the venture’s proceeds from refinancing its mortgage loan, which exceeded the Company’s carrying value.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Portfolio - Stats

(as of December 31, 2016)

Breakdown by Number of Properties

							Stand-
		% of		% of	Industrial/	% of	Alone	% of	Land	% of	Multi-	% of	Totals	% of
STATE	Office	Total	Office/Flex	Total	Warehouse	Total	Retail	Total	Leases	Total	Family	Total	By State	Total
New Jersey	71	35.7%	48	24.1%	—	—	2	1.0%	1	0.5%	3	1.5%	125	62.8%
New York	12	6.1%	41	20.6%	6	3.0%	2	1.0%	2	1.0%	1	0.5%	64	32.2%
Connecticut	—	—	5	2.5%	—	—	—	—	—	—	—	—	5	2.5%
Massachusetts	—	—	—	—	—	—	—	—	—	—	5	2.5%	5	2.5%
TOTALS
By Type:	83	41.8%	94	47.2%	6	3.0%	4	2.0%	3	1.5%	9	4.5%	199	100.0%

(a)         Excludes 49 operating properties, aggregating approximately 5.7 million of commercial square feet and 3,587 apartment homes, which are not consolidated by the Company

Breakdown by Square Footage for Consolidated Commercial Properties (a)

							Stand-
		% of		% of	Industrial/	% of	Alone	% of	Totals	% of
STATE	Office	Total	Office/Flex	Total	Warehouse	Total	Retail	Total	By State	Total
New Jersey	14,576,498	69.6%	2,167,931	10.4%	—	—	25,136	0.1%	16,769,565	80.1%
New York	1,142,400	5.4%	2,348,812	11.2%	387,400	1.9%	17,300	0.1%	3,895,912	18.6%
Connecticut	—	—	273,000	1.3%	—	—	—	—	273,000	1.3%
TOTALS
By Type:	15,718,898	75.0%	4,789,743	22.9%	387,400	1.9%	42,436	0.2%	20,938,477	100.0%

(a)         Excludes nine consolidated operating multi-family properties, aggregating 2,027 apartment homes; as well as 49 operating properties, aggregating approximately 5.7 million commercial square feet and 3,587 apartment homes, which are not consolidated by the Company.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Portfolio - Stats

(12 months ended December 31, 2016)

Breakdown by Base Rental Revenue (a)

(dollars in thousands)

							Stand-
		% of	Office/	% of	Indust./	% of	Alone	% of	Land	% of	Multi-	% of	Totals		% of
STATE	Office	Total	Flex	Total	Warehouse	Total	Retail	Total	Leases	Total	Family	Total	By State		Total

New Jersey	$328,316	72.8%	$17,901	4.0%	—	—	$219	—	$449	0.1%	$7,223	1.6%	$354,108		78.5%
New York	25,759	5.7%	34,838	7.7%	$4,404	0.9%	628	0.2%	363	0.1%	5	—	65,997		14.6%
Connecticut	—	—	4,128	0.9%	—	—	—	—	—	—	—	—	4,128		0.9%
Massachusetts	—	—	—	—	—	—	—	—	—	—	27,026	6.0%	27,026		6.0%
TOTALS
By Type:	$354,075	78.5%	$56,867	12.6%	$4,404	0.9%	$847	0.2%	$812	0.2%	$34,254	7.6%	$451,259	(b)	100.0%

(a)                           Excludes 49 operating properties, aggregating approximately 5.7 million commercial square feet and 3,587 apartment homes, which are not consolidated by the Company.

(b)                           Total base rent for the 12 months ended December 31, 2016, determined in accordance with GAAP. Substantially all of the commercial leases provide for annual base rents plus recoveries and escalation charges based upon the tenants’ proportionate share of and/or increases in real estate taxes and certain costs, as defined, and the pass through of charges for electrical usage.

(c)                            Excludes $55.6 million from properties which were sold during the 12 months ended December 31, 2016.

Breakdown by Percentage Leased for Commercial Properties (a) (b)

					Weighted Avg.
STATE	Office	Office/Flex	Industrial/Warehouse	Stand-Alone Retail	By State
New Jersey	88.8%	91.1%	—	70.6%	89.1%
New York	82.6%	94.0%	97.9%	100.0%	91.1%
Connecticut	—	96.3%	—	—	96.3%

WEIGHTED AVG. By Type:	88.4%	92.9%	97.9%	82.6%	89.6%

(a)               Excludes nine consolidated operating multi-family properties, aggregating 2,027 apartment homes; as well as 49 operating properties, aggregating approximately 5.7 million commercial square feet and 3,587 apartment homes, which are not consolidated by the Company, and parcels of land leased to others.

(b)               Percentage leased includes all commercial leases in effect as of the period end date, some of which have commencement dates in the future as well as leases expiring December 31, 2016, aggregating 151,655 square feet for which no new leases were signed.

(c)     Excludes 6,965 square feet of retail space placed in service in 4th quater 2016 and currently in lease-up.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Portfolio - Land for Commercial Development

(as of December 31, 2016)

			Potential
			Commercial
Property	Location	Type of space	Square Feet (a)	Comments
Office:
Harborside	Jersey City, NJ	Office	1,067,000	Adjacent to URL J.V. development. Partially entitled.
Plaza VIII & IX Associates, LLC	Jersey City, NJ	Office	1,225,000	Adjacent to URL J.V. development. Zoning approved.
Princeton Metro	West Windsor, NJ	Office	97,000	Land adjacent to Princeton train station. Zoning approved.
Princeton Overlook II	West Windsor, NJ	Office	149,500	Land adjacent to existing same-size building. Zoning approved.
Mack-Cali Princeton Executive Park	West Windsor, NJ	Office/Hotel	760,000	Large development parcel with mixed-use potential. Zoning approved.
Mack-Cali Business Campus	Parsippany & Hanover, NJ	Office/Retail	274,000	Adjacent to existing office park. Partially Entitled.
AAA Drive and South Gold Drive (b)	Hamilton Township, NJ	Office	219,000	Land part of existing office park. Zoning approved. Concept plans done.
Hillsborough 206 (c)	Hillsborough, NJ	Office	160,000	Concept plans done.
Capital Office Park	Greenbelt, MD	Office	595,000	Various parcels, offer flexibility of building size/type. Fully entitled.
Total Office:			4,546,500

Flex:
Horizon Center	Hamilton Township, NJ	Flex	68,000	Land part of existing office park. Zoning approved. Concept plans done.
Mack-Cali Commercenter	Totowa, NJ	Flex	30,000	Land part of existing office park. Partially entitled.
Mid-Westchester Executive Park and
South Westchester Executive Park (d)	Hawthorne & Yonkers, NY	Flex	482,250	Land part of existing office park. Partially entitled. Concept plans done.
Total Flex:			580,250

Industrial/Warehouse:
Elmsford Distribution Center (d)	Elmsford, NY	Industrial/Warehouse	100,000	Land part of existing office park. Concept plans done.
Total Industrial/Warehouse:			100,000

Total:			5,226,750

(a)          Amount of square feet is subject to change.

(b)          These land parcels also includes existing office buildings totaling 35,270 and 33,962 square feet.

(c)           Land owned or controlled by joint venture in which Mack-Cali is an equity partner.

(d)          Mack-Cali holds an option to purchase this land.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Portfolio - Significant Tenants

The following table sets forth a schedule of the Company’s 50 largest tenants for the Consolidated Commercial Properties as of December 31, 2016, based upon annualized base rental revenue:

			Percentage of
		Annualized	Company	Square	Percentage	Year of
	Number of	Base Rental	Annualized Base	Feet	Total Company	Lease
	Properties	Revenue ($) (a)	Rental Revenue (%)	Leased	Leased Sq. Ft. (%)	Expiration

John Wiley & Sons, Inc.	1	14,814,383	3.3	410,604	2.2	(b)
DB Services New Jersey, Inc.	2	12,394,835	2.7	411,108	2.2	(c)
Bank of Tokyo-Mitsubishi UFJ, Ltd.	1	11,388,534	2.5	282,606	1.5	(d)
National Union Fire Insurance Company of Pittsburgh, PA	2	11,191,058	2.5	388,651	2.1	(e)
Forest Research Institute, Inc.	1	9,070,892	2.0	215,659	1.2	2017
Merrill Lynch Pierce Fenner	2	8,936,202	2.0	397,563	2.2	(f)
ICAP Securities USA, LLC	2	7,608,702	1.7	180,946	1.0	(g)
Montefiore Medical Center	7	7,362,493	1.6	310,084	1.7	(h)
Daiichi Sankyo, Inc.	1	6,510,038	1.4	171,900	0.9	2022
TD Ameritrade Services Company, Inc.	1	6,505,786	1.4	193,873	1.1	2020
Vonage America, Inc.	1	4,606,000	1.0	350,000	1.9	2023
HQ Global Workplaces, LLC	12	4,461,375	1.0	205,584	1.1	(i)
KPMG, LLP	2	4,192,440	0.9	135,712	0.7	(j)
Arch Insurance Company	1	4,005,563	0.9	106,815	0.6	2024
Morgan Stanley Smith Barney	3	3,685,399	0.8	129,896	0.7	(k)
Brown Brothers Harriman & Co.	1	3,673,536	0.8	114,798	0.6	2026
New Cingular Wireless PCS, LLC	2	3,345,729	0.7	147,065	0.8	2018
E*Trade Financial Corporation	1	3,250,476	0.7	106,573	0.6	2022
Allstate Insurance Company	4	3,180,103	0.7	131,802	0.7	(l)
SunAmerica Asset Management, LLC	1	3,167,756	0.7	69,621	0.4	2018
Alpharma, LLC	1	3,142,580	0.7	112,235	0.6	2018
Tullett Prebon Holdings Corp.	1	3,127,970	0.7	100,759	0.5	2023
Natixis North America, Inc.	1	3,093,290	0.7	89,907	0.5	2021
TierPoint New York, LLC	2	3,014,150	0.7	131,078	0.7	2024
Cardinia Real Estate LLC	1	2,991,413	0.7	79,771	0.4	2032
AAA Mid-Atlantic, Inc.	2	2,787,265	0.6	129,784	0.7	(m)
Tradeweb Markets, LLC	1	2,721,070	0.6	65,242	0.4	2027
Zurich American Insurance Company	1	2,640,974	0.6	64,414	0.3	2032
SUEZ Water Management & Services, Inc.	1	2,618,100	0.6	116,360	0.6	2035
New Jersey Turnpike Authority	1	2,605,798	0.6	100,223	0.5	2017
Lowenstein Sandler LLP	1	2,590,271	0.6	98,677	0.5	2017
Mizuho Securities USA Inc.	2	2,546,545	0.6	67,826	0.4	(n)
Connell Foley, LLP	2	2,520,674	0.6	95,130	0.5	(o)
AMTrust Financial Services, Inc.	1	2,460,544	0.5	76,892	0.4	2023
Movado Group, Inc.	1	2,458,150	0.5	98,326	0.5	2018
UBS Financial Services, Inc.	3	2,376,893	0.5	85,069	0.5	(p)
Plymouth Rock Management Company of New Jersey	1	2,346,246	0.5	88,768	0.5	2020
Norris, McLaughlin & Marcus, PA	1	2,259,738	0.5	86,913	0.5	2017
Sumitomo Mitsui Banking Corp.	2	2,241,320	0.5	71,153	0.4	2021
Bunge Management Services, Inc.	1	2,221,151	0.5	66,303	0.4	2025
Barr Laboratories, Inc.	1	2,209,107	0.5	89,510	0.5	2017
Sun Chemical Management, LLC	1	2,173,497	0.5	66,065	0.4	2019
Savvis Communications Corporation	1	2,144,220	0.5	71,474	0.4	2025
Hackensack University Health Network Inc. and Meridian Health System, Inc.	1	2,137,380	0.5	61,068	0.3	2027
Jeffries, LLC	1	2,133,942	0.5	62,763	0.3	2023
New Jersey City University	1	2,126,306	0.5	68,348	0.4	2035
Syncsort, Inc.	1	1,991,439	0.4	73,757	0.4	2018
Investors Bank	1	1,940,584	0.4	70,384	0.4	2026
GBT US LLC	1	1,920,566	0.4	49,563	0.3	2026
First Data Corporation	1	1,879,305	0.4	54,669	0.3	2026

Totals		206,771,788	45.7	6,953,291	37.7

See footnotes on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Portfolio - Significant Tenants

Footnotes for prior page:

(a)

Annualized base rental revenue is based on actual December 2016 billings times 12. For leases whose rent commences after January 1, 2017, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)	17,976 square feet expire in 2017; 55,562 square feet expire in 2018; 337,066 square feet expire in 2033.
(c)	285,192 square feet expire in 2017; 125,916 square feet expire in 2019.
(d)	20,649 square feet expire in 2018; 24,607 square feet expire in 2019; 237,350 square feet expire in 2029.
(e)	271,533 square feet expire in 2018; 117,118 square feet expire in 2019.
(f)	9,356 square feet expire in 2019; 388,207 square feet expire in 2027.
(g)	69,384 square feet expire in 2017; 90,450 square feet expire in 2018; 21,112 square feet expire in 2025.
(h)

69,954 square feet expire in 2017; 64,815 square feet expire in 2018; 133,763 square feet expire in 2019; 8,600 square feet expire in 2020; 14,842 square feet expire in 2021; 9,610 square feet expire in 2022; 8,500 square feet expire in 2023.

(i)

41,549 square feet expire in 2019; 21,008 square feet expire in 2020; 32,579 square feet expire in 2021; 15,523 square feet expire in 2023; 79,517 square feet expire in 2024; 15,408 square feet expire in 2027.

(j)	81,371 square feet expire in 2019; 54,341 square feet expire in 2026.
(k)	26,262 square feet expire in 2018; 61,239 square feet expire in 2025; 42,395 square feet expire in 2026.
(l)	75,740 square feet expire in 2017; 51,606 square feet expire in 2018; 4,456 square feet in 2019.
(m)	9,784 square feet expire in 2018; 120,000 square feet expire in 2027.
(n)	36,994 square feet expire in 2017; 30,832 square feet expire in 2033.
(o)	77,719 square feet expire in 2017; 17,411 square feet expire in 2026.
(p)	13,340 square feet expire in 2022; 26,713 square feet expire in 2024; 45,016 square feet expire in 2026.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Portfolio - Markets

As noted below, the Company’s top four markets currently account for almost 80 percent of its annualized base rental revenue.

The following table lists the Company’s markets based on annualized commercial contractual base rent of the Consolidated Commercial In-Service Properties:

		Percentage of
		Company
		Annualized	Total Property
	Annualized Base	Base Rental	Size Rentable	Percentage of
Market	Rental Revenue ($) (1)	Revenue (%)	Area (2) (3)	Rentable Area (%)
Jersey City, NJ	154,944,785	34.2	4,909,329	23.4
Newark, NJ (Essex-Morris-Union Counties)	80,555,091	17.8	3,795,667	18.1
Westchester-Rockland, NY	69,161,643	15.2	3,899,187	18.6
Bergen-Passaic, NJ	56,724,111	12.5	3,071,518	14.7
Middlesex-Somerset-Hunterdon, NJ	36,672,110	8.1	1,397,095	6.7
Monmouth-Ocean, NJ	25,033,102	5.5	1,384,895	6.6
Trenton, NJ	18,096,275	4.0	956,597	4.6
Philadelphia, PA-NJ	8,204,336	1.8	1,260,398	6.0
Stamford-Norwalk, CT	4,268,591	0.9	273,000	1.3
Boston-Cambridge-Newton, MA-NH	0	0.0	3,690	0.0

Totals	453,660,044	100.0	20,951,376	100.0

Notes:

(1)

Annualized base rental revenue is based on actual December 2016 billings times 12. For leases whose rent commences after January 1, 2017, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(2)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring December 31, 2016 aggregating 151,655 square feet and representing annualized base rent of $2,630,824 for which no new leases were signed.

(3)	Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Details on Portfolio - Industries

The 10 largest of the Company’s commercial tenant industries currently account for 70 percent of the Company’s annualized base rental revenue.  The financial and insurance industries remain the two largest industries for the Company’s tenants.

The following table lists the Company’s 30 largest industry classifications based on annualized commercial contractual base rent of the Consolidated Commercial Properties:

		Percentage of		Percentage of
	Annualized	Company		Total Company
	Base Rental	Annualized Base	Square	Leased
Industry Classification (1)	Revenue ($)	Rental Revenue (%) (2)	Feet Leased (3) (4)	Sq. Ft. (%)
Securities, Commodity Contracts & Other Financial	72,435,544	16.1	2,310,901	12.5
Insurance Carriers & Related Activities	48,543,415	10.7	1,678,120	9.0
Credit Intermediation & Related Activities	42,577,077	9.4	1,322,941	7.1
Manufacturing	34,377,421	7.6	1,642,875	8.9
Health Care & Social Assistance	24,262,659	5.3	1,228,845	6.7
Legal Services	23,352,357	5.1	864,401	4.7
Computer System Design Services	22,690,568	5.0	951,181	5.2
Publishing Industries	18,550,552	4.1	589,811	3.2
Wholesale Trade	15,495,805	3.4	1,073,898	5.8
Telecommunications	15,159,155	3.3	849,715	4.6
Scientific Research/Development	14,720,336	3.2	480,165	2.6
Admin & Support, Waste Mgt. & Remediation Services	11,803,155	2.6	581,535	3.2
Accounting/Tax Prep.	11,615,270	2.6	406,102	2.2
Management/Scientific	9,626,532	2.1	353,130	1.9
Advertising/Related Services	8,773,090	1.9	298,725	1.6
Real Estate & Rental & Leasing	8,317,159	1.8	398,204	2.2
Architectural/Engineering	7,735,629	1.7	366,794	2.0
Retail Trade	7,678,954	1.7	454,092	2.5
Other Professional	6,976,854	1.5	320,229	1.7
Public Administration	6,676,317	1.5	283,095	1.5
Utilities	5,302,332	1.2	230,762	1.3
Educational Services	5,286,199	1.2	218,135	1.2
Other Services (except Public Administration)	5,177,355	1.1	267,644	1.5
Transportation	4,545,424	1.0	240,056	1.3
Construction	3,921,974	0.9	217,783	1.2
Data Processing Services	3,554,015	0.8	134,827	0.7
Arts, Entertainment & Recreation	2,780,812	0.6	216,867	1.2
Agriculture, Forestry, Fishing & Hunting	2,221,151	0.5	66,303	0.4
Specialized Design Services	1,879,838	0.4	73,171	0.4
Mining	1,874,676	0.4	57,721	0.3
Other	5,748,419	1.3	229,272	1.4

Totals	453,660,044	100.0	18,407,300	100.0

Notes:

(1)	The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
(2)

Annualized base rental revenue is based on actual December 2016 billings times 12. For leases whose rent commences after January 1, 2017, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(3)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring December 31, 2016 aggregating 151,655 square feet and representing annualized base rent of $2,630,824 for which no new leases were signed.

(4)	Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

Analysts, Company Information and Executive Officers

Equity Research Coverage

Bank of America Merrill Lynch	Citigroup	Green Street Advisors	SunTrust Robinson Humphrey, Inc.
James C. Feldman / Scott Freitag	Michael Bilerman / Emmanuel Korchman	Jed Reagan	Michael R. Lewis
(646) 855-5808 / (646) 855-3197	(212) 816-1383 / (212) 816-1382	(949) 640-8780	(212) 319-5659

Barclays Capital	Deutsche Bank North America	JP Morgan
Ross L. Smotrich / Peter Siciliano	Vincent Chao	Anthony Paolone
(212) 526-2306 / (212) 526-3098	(212) 250-6799	(212) 622-6682

BTIG, LLC	Evercore ISI	Stifel Nicolaus & Company, Inc.
Thomas Catherwood / James Sullivan	Steve Sakwa	John Guinee / Erin Aslakson
(212) 738-6140 / (212) 738-6169	(212) 446-9462	(443) 224-1307 / (443) 224-1350

Any opinions, estimates, forecasts or predictions regarding Mack-Cali Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Mack-Cali Realty Corporation or its management.  Mack-Cali does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information

Corporate Headquarters	Stock Exchange Listing	Contact Information
343 Thornall Street	New York Stock Exchange	Mack-Cali Realty Corporation
Edison, New Jersey 08837-2206		Investor Relations Department
(732) 590-1000	Trading Symbol	Harborside 3, 210 Hudson St., Ste. 400
	Common Shares: CLI	Jersey City, New Jersey 07311

Deidre Crockett, Director of Investor Relations
Phone: (732) 590-1025
Fax: (732) 205-4951
E-Mail: dcrockett@mack-cali.com
Web: www.mack-cali.com

Executive Officers

Mitchell E. Rudin	Michael J. DeMarco	Marshall Tycher	Andrew Marshall
Chief Executive Officer	President and Chief Operating Officer	Chairman, Roseland Residential Trust	President and Chief Operating Officer, Roseland Residential Trust

Anthony Krug	Gary Wagner	Ricardo Cardoso	Christopher DeLorenzo
Chief Financial Officer	General Counsel and Secretary	EVP and Chief Investment Officer	Executive Vice President, Leasing

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

The Company considers portions of this information to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Among the factors about which the Company has made assumptions are:

•                                                                          risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company’s business and the financial condition of the Company’s tenants and residents;

•                                                                          the value of the Company’s real estate assets, which may limit the Company’s ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by the Company’s properties or on an unsecured basis;

•                                                                          the extent of any tenant bankruptcies or of any early lease terminations;

•                                                                          the Company’s ability to lease or re-lease space at current or anticipated rents;

•                                                                          changes in the supply of and demand for the Company’s properties;

•                                                                          changes in interest rate levels and volatility in the securities markets;

•                                                                          the Company’s ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment;

•                                                                          forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, and projected revenue and income;

•                                                                          changes in operating costs;

•                                                                          the Company’s ability to obtain adequate insurance, including coverage for terrorist acts;

•                                                                          the Company’s credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact the Company’s ability to pursue acquisition and development opportunities and refinance existing debt and the Company’s future interest expense;

•                                                                          changes in governmental regulation, tax rates and similar matters; and

•                                                                          other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

For further information on factors which could impact the Company and the statements contained herein, see Item 1A: Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Company. Any offers to sell or solicitations of the Company shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-K and the Public Filings. Any investors’ receipt of, or access to, the information contained herein is subject to this qualification.

MARKET DATA

Certain market data and forecasts were obtained from independent industry sources as well as from research reports prepared for other purposes. Neither the Company nor its affiliates have independently verified the data obtained from these sources and they cannot give any assurance of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements described above.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2016